EXHIBIT 99.1
                          AGREEMENT AND PLAN OF MERGER
                    DATED AS OF THE 25th DAY OF JANUARY, 2000
                                 BY AND BETWEEN
                         STERLING FINANCIAL CORPORATION
                                       AND
                              HANOVER BANCORP, INC.

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                                TABLE OF CONTENTS
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                                                                                                            Page(s)
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ARTICLE I
THE PLAN OF MERGER
         SECTION 1.1 The Merger, Closing: Effective Time..........................................................2

ARTICLE II
CONVERSION OF SHARES AND
EXCHANGE OF STOCK CERTIFICATES
         SECTION 2.1  Conversion of Shares........................................................................3
         SECTION 2.2  Exchange of Stock Certificates..............................................................5
         SECTION 2.3  Other Matters...............................................................................8

ARTICLE III
REPRESENTATIONS AND WARRANTIES
         SECTION 3.1  Representations and Warranties of HBI.......................................................9
         SECTION 3.2  Representations and Warranties of Sterling.................................................24

ARTICLE IV
COVENANTS OF HBI
         SECTION 4.1  Conduct of Business........................................................................36
         SECTION 4.2  Best Efforts...............................................................................39
         SECTION 4.3  Regulatory Matters and Consents ...........................................................40
         SECTION 4.4  Access to Properties and Records...........................................................40
         SECTION 4.5  Subsequent Financial Statements............................................................41
         SECTION 4.6  Board and Committee Minutes................................................................41
         SECTION 4.7  Update Schedule............................................................................41
         SECTION 4.8  Notice.....................................................................................41
         SECTION 4.9  Other Proposals............................................................................41
         SECTION 4.10  Dividends.................................................................................42
         SECTION 4.11  Core Deposits.............................................................................42
         SECTION 4.12  Affiliate Letters.........................................................................42
         SECTION 4.13  No Purchases or Sales of Sterling Common
                              Stock During Price Determination Period............................................43
         SECTION 4.14  Accounting Treatment......................................................................43
         SECTION 4.15  Press Releases............................................................................43
         SECTION 4.16 Phase I Environmental Audit................................................................43
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ARTICLE V
CONDITIONS TO CONSUMMATION
         SECTION 5.1  Common Conditions..........................................................................44
         SECTION 5.2  Conditions to Obligations of Sterling......................................................46
         SECTION 5.3  Conditions to the Obligations of HBI.......................................................48

ARTICLE VI
TERMINATION
         SECTION 6.1  Termination................................................................................49
         SECTION 6.2  Effect of Termination......................................................................50
         SECTION 6.3  Expenses...................................................................................50

ARTICLE VII
POST MERGER AGREEMENTS
         SECTION 7.1   Employees and Benefits  ..................................................................51
         SECTION 7.2   Officers.  ...............................................................................51
         SECTION 7.3   Hanover Board of Directors.  .............................................................52
         SECTION 7.4   Board Appointments and Sterling Management Committee  ....................................52
         SECTION 7.5   Indemnification and Director and Officer Liability Insurance..............................53
         SECTION 7.6   Certain Matters...........................................................................53

ARTICLE VIII
OTHER MATTERS
         SECTION 8.1  Certain Definitions; Interpretation........................................................54
         SECTION 8.2  Survival...................................................................................54
         SECTION 8.3  Parties in Interest........................................................................55
         SECTION 8.4  Captions...................................................................................55
         SECTION 8.5  Severability...............................................................................55
         SECTION 8.6  Access; Confidentiality....................................................................55
         SECTION 8.7  Waiver and Amendment.......................................................................55
         SECTION 8.8  Counterparts...............................................................................56
         SECTION 8.9  Governing Law..............................................................................56
         SECTION 8.10  Expenses..................................................................................56
         SECTION 8.11 Change of Control Fee......................................................................56
         SECTION 8.12  Notices...................................................................................57
         SECTION 8.13  Entire Agreement: Etc.....................................................................58
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     AGREEMENT AND PLAN OF MERGER dated as of the 25th day of January, 2000
(this "Plan" or this "Agreement"), is entered into by and between Sterling
Financial Corporation, a Pennsylvania corporation ("Sterling"), and Hanover
Bancorp, Inc., a Pennsylvania corporation ("HBI").

                                    RECITALS:

     WHEREAS, Sterling is a Pennsylvania corporation and multi-institution bank holding company; and

     WHEREAS, HBI is a Pennsylvania corporation and bank holding company; and

     WHEREAS, the boards of directors of Sterling and HBI have each determined that it is in the best interests of their respective shareholders and other constituencies for HBI to statutorily merge with and into Sterling (the "Merger"), upon the terms and subject to the conditions set forth herein; and

     WHEREAS, Sterling and HBI desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to set forth the conditions to the Merger; and

     WHEREAS, HBI and Sterling desire to merge in the manner provided for herein and to adopt this Agreement as a plan of merger and to consummate such plan in accordance with the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Sterling's willingness to enter into this Plan, HBI has executed and delivered an Investment Agreement with Sterling (the "Investment Agreement") in substantially the form attached hereto as Exhibit "A", pursuant to which HBI is granting to Sterling an option to purchase, under certain circumstances, shares of HBI Common Stock.

     NOW, THEREFORE, in consideration of their mutual promises and obligations hereunder, the parties hereto, intending to be legally bound hereby, adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

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                                    ARTICLE I
                               THE PLAN OF MERGER

SECTION 1.1 The Merger, Closing: Effective Time.

     (a) Subject to the terms and conditions of this Agreement and in accordance with the applicable laws of the Commonwealth of Pennsylvania, at the Effective Time (as defined in Section 1. 1 (c)), HBI shall be merged with and into Sterling and the separate corporate existence of HBI shall thereupon cease. Sterling shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the Commonwealth of Pennsylvania and shall be a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and the separate corporate existence of Sterling with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The name of the Surviving Corporation shall be "Sterling Financial Corporation". The Merger shall have the effects specified in the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"').

     (b) The closing of the Merger (the "Closing") shall take place at such place and time and on such date, following three (3) business days' notice to HBI, as shall be agreed upon by all parties, which date shall not be later than the 30th business day after the last of: (i) the last approval of required governmental authorities is granted and any related waiting periods expire, (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the Merger and (iii) all shareholder approvals required by the parties hereunder are received.

     (c) Immediately following the Closing, and provided that this Agreement has not been terminated or abandoned pursuant to Article VI hereof, Sterling and HBI will cause articles of merger (the "Articles of Merger") to be delivered and properly filed with the Department of State of the Commonwealth of Pennsylvania (the "Department of State"). The Merger shall become effective on 11:59 p.m. on the day on which the Closing occurs and Articles of Merger are filed with the Department of State or such later date and time as may be agreed upon by the parties and specified in the Articles of Merger (the "Effective Time"). The "Effective Date" when used herein means the day on which the Effective Time for the Merger occurs.

     (d) At the Effective Time, the articles of incorporation and bylaws of Sterling in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the Surviving Corporation. At the Effective Time, the directors and officers of Sterling immediately prior to the Effective Time shall be and become the directors and officers of the Surviving Corporation with such additions as provided in this Agreement.

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     (e)  As a result of the Merger, Bank of Hanover and Trust Company
          ("Hanover") shall be a wholly-owned operating subsidiary of Sterling subject to the provisions of Section 7.6 of this Agreement.


                                   ARTICLE II
                            CONVERSION OF SHARES AND
                         EXCHANGE OF STOCK CERTIFICATES

SECTION 2.1 Conversion of Shares.

     On the Effective Date, the shares of HBI Common Stock (defined below) then outstanding shall be converted into shares of Sterling Common Stock (defined below), as follows:

     (a) General. Subject to the provisions of this Article II, each share of HBI Common Stock, par value $0.83 per share ("HBI Common Stock") issued and outstanding immediately before the Effective Date (other than (i) shares of HBI Common Stock then owned by Sterling or any direct or indirect subsidiary of Sterling, except for trust account shares or shares acquired in connection with debts previously contracted (ii) shares the holders of which (each a "Dissenting Shareholder") are exercising appraisal rights pursuant to the PBCL (the "Dissenters' Shares"), if any), shall, on the Effective Date, be converted into and become, automatically and without any action on the part of the holder thereof, the right to receive shares of common stock, par value, $5.00 per share, of Sterling ("Sterling Common Stock") determined in conformity with the Exchange Ratio set forth at
          Schedule 2.1 hereof. As of the Effective Time, each share of HBI Common Stock held directly or indirectly by Sterling, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

     (b) Anti-dilution Provision. In the event that Sterling shall at any time before the Effective Date: (i) declare or pay a dividend in shares of Sterling Common Stock, (ii) combine the outstanding shares of Sterling Common Stock into a smaller number of shares, or (iii) subdivide the outstanding shares of Sterling Common Stock into a greater number of shares, or (iv) reclassify the shares of Sterling Common Stock, then the Exchange Ratio shall be proportionately adjusted accordingly.

     (c) Assumption of Stock Options. Sterling shall assume the obligations of HBI under the stock options, outstanding as of the date of this Agreement, to purchase 132,657 shares of HBI Common Stock which remain unexercised on the Effective Date (the "HBI Options"). The holder(s) of the HBI Options shall receive stock options (the "Exchange Options") to purchase, on the same terms and conditions as were applicable under the assumed HBI Options, a number of shares of Sterling Common Stock equal to the product of the Exchange Ratio and the number of shares of HBI Common Stock subject to such HBI Options. The option exercise price per share of

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          the Exchange Options shall be equal to the option exercise price per share of HBI Common Stock divided by the Exchange Ratio (the option price per share, as so determined, being rounded upward to the nearest full cent). The Exchange Options to be received by the HBI Option holders shall be subject to proportional adjustment under Section 2.1(b) of this Agreement; provided, however, that the obligation to assume the HBI Options by Sterling is conditioned upon receipt of copies of all executed outstanding options as disclosed on Annex 2.1(c) and receipt of agreements from each of the holders of HBI Options to accept the Exchange Options in exchange therefor. Each Exchange Option shall be exercisable in accordance with the terms of the corresponding HBI Option (including any acceleration of exercisability as a result of the Merger and giving effect to the Exchange Ratio, as provided herein). To the extent an HBI Option qualifies as an incentive stock option under Section 422 of the Code, the corresponding Exchange Option shall also so qualify, to the extent permitted by the PCBL, the federal tax laws and the "pooling of interest"accounting rules. Prior to the Effective Time, Sterling shall reserve for issuance and, if not previously registered pursuant to the Securities Act of 1933, as amended, register the number of shares of Sterling Common Stock necessary to satisfy Sterling's obligations with respect to the issuance of Sterling's Common Stock pursuant to the exercise of the Exchange Options.

     (d) No Fractional Shares. No fractional shares of Sterling Common Stock, and no scrip or certificates therefor, shall be issued in connection with the Merger. In lieu of the issuance of any fractional share to which he would otherwise be entitled, each former shareholder of HBI shall receive in cash an amount equal to the fair market value of his fractional interest, which fair market value shall be determined by multiplying such fraction by the Closing Market Price (as defined in Schedule 2.1 to this Agreement).

     (e) HBI Treasury Stock. Each share of HBI Common Stock (other than trust account shares or shares acquired in connection with debts previously contracted) owned by HBI or any direct or indirect subsidiary of HBI on the Effective Date, if any, shall be canceled.

     (a) HBI Common Stock held by Sterling. Each share of HBI Common Stock (other than trust account shares or shares acquired in connection with debts previously contracted) owned by Sterling or any direct or indirect subsidiary of Sterling on the Effective Date, if any, shall be canceled.

     (g)  Sterling Common Stock.

          (i) Each share of Sterling Common Stock issued and outstanding immediately prior to the Effective Date, shall, on and after the Effective Date, continue to be issued and outstanding as an identical share of Sterling Common Stock.

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          (ii) Each share of Sterling Common Stock issued and held in the treasury of Sterling as of the Effective Date, if any, shall, on and after the Effective Date, continue to be issued and held in the treasury of Sterling.

SECTION 2.2 Exchange of Stock Certificates.

     HBI Common Stock certificates shall be exchanged for Sterling Common Stock certificates in accordance with the following procedures:

     (a) Exchange Agent. The transfer agent of Sterling shall act as exchange agent (the "Exchange Agent") to receive HBI Common Stock certificates from the holders thereof and to exchange such stock certificates for Sterling Common Stock certificates and (if applicable) to pay cash for fractional shares of HBI Common Stock pursuant to Section 2.1(d) above. The Exchange Agent shall, on or promptly after the Effective Date, mail to each former shareholder of HBI a notice specifying the procedures to be followed in surrendering such shareholder's HBI Common Stock certificates.

     (b) Surrender of Certificates. As promptly as possible after receipt of the Exchange Agent's notice, each former shareholder of HBI shall surrender his HBI Common Stock certificates to the Exchange Agent; provided, that if any former shareholder of HBI shall be unable to surrender his HBI Common Stock certificates due to loss or mutilation thereof, he may make a constructive surrender by following procedures comparable to those customarily used by Sterling for issuing replacement certificates to Sterling shareholders whose Sterling Common Stock certificates have been lost or mutilated. Upon receiving a proper actual or constructive surrender of HBI Common Stock certificates from a former HBI shareholder, the Exchange Agent shall issue to such shareholder, in exchange therefor, a Sterling Common Stock certificate representing the whole number of shares of Sterling Common Stock into which such shareholder's shares of HBI Common Stock have been converted in accordance with this Article II, together with a check in the amount of any cash to which such shareholder is entitled, pursuant to Section 2.1(d) of this Agreement, in lieu of the issuance of a fractional share.

     (c) Dividend Withholding. Dividends, if any, payable by Sterling after the Effective Date to any former shareholder of HBI who has not prior to the payment date surrendered his HBI Common Stock certificates may, at the option of Sterling, be withheld. Any dividends so withheld shall be paid, without interest, to such former shareholder of HBI upon proper surrender of his HBI Common Stock certificates.

     (d) Failure to Surrender Certificates. All HBI Common Stock certificates must be surrendered to the Exchange Agent within two (2) years after the Effective Date. In the event that any former shareholder of HBI shall not have properly surrendered his HBI Common Stock certificates within two (2) years after the Effective Date, the shares of Sterling Common Stock that would otherwise have been issued to him may,

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          at the option of Sterling, be sold and the net proceeds of such sale, together with the cash (if any) to which he is entitled in lieu of the issuance of a fractional share and any previously accrued dividends, shall be held in a non-interest bearing account for his benefit. From and after any such sale, the sole right of such former shareholder of HBI shall be the right to collect such net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, such net proceeds, cash and accumulated dividends shall be paid to such former shareholder of HBI, without interest, upon proper surrender of his HBI Common Stock certificates.

     (e) Expenses of Share Surrender and Exchange. All costs and expenses associated with the foregoing surrender and exchange procedure shall be borne by Sterling. Notwithstanding the foregoing, no party hereto will be liable to any holder of HBI Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law.

     (f) Exchange Procedures. Each certificate for shares of HBI Common Stock delivered for exchange under this Article II must be endorsed in blank by the registered holder thereof or be accompanied by a power of attorney to transfer such shares endorsed in blank by such holder. If more than one certificate is surrendered at one time and in one transmittal package for the same shareholder account, the number of whole shares of Sterling Common Stock for which certificates will be issued pursuant to this Article II will be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. If shares of HBI Common Stock or payments of cash are to be issued or made to a person other than the one in whose name the surrendered certificate is registered, the certificate so surrendered must be properly endorsed in blank, with signature(s) guaranteed, or otherwise in proper form for transfer, and the person to whom certificates for shares of Sterling Common Stock is to be issued or to whom cash is to be paid shall pay any transfer or other taxes required by reason of such issuance or payment to a person other than the registered holder of the certificate for shares of HBI Common Stock which are surrendered. As promptly as practicable after the Effective Date, Sterling shall send, or cause to be sent, to each shareholder of record of HBI Common Stock, transmittal materials for use in exchanging certificates representing HBI Common Stock for certificates representing Sterling Common Stock into which the former have been converted in the Merger.

     (g) Closing of Stock Transfer Books; Cancellation of HBI Certificates. Upon the Effective Date, the stock transfer books for HBI Common Stock will be closed and no further transfers of shares of HBI Common Stock will thereafter be made or recognized. All certificates for shares of HBI Common Stock surrendered pursuant to this Article II will be canceled by Sterling.

     (h) Rights Evidenced by Certificate. Each certificate for shares of Sterling Common Stock issued in exchange for certificates of HBI Common Stock pursuant to Section 2.2(f) hereof will be dated as of the Effective Date and be entitled to dividends and

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          all other rights and privileges pertaining to such shares of Sterling
          Common Stock from the Effective Date. Until surrendered, each certificate theretofore evidencing shares of HBI Common Stock will, from and after the Effective Date, evidence solely the right to receive certificates for shares of Sterling Common Stock pursuant to
          Section 2.2(f) hereof. If certificates for shares of HBI Common Stock are exchanged for Sterling Common Stock at a date following one or more record dates for the payment of dividends or of any other distribution on the shares of Sterling Common Stock subsequent to the Effective Date, Sterling will pay cash in an amount equal to dividends theretofore payable on such Sterling Common Stock and pay or deliver any other distribution to which holders of shares of Sterling Common Stock have theretofore become entitled. No interest will accrue or be payable in respect of dividends or cash otherwise payable under this
          Section 2.2 upon surrender of certificates for shares of Sterling Common Stock. Notwithstanding the foregoing, no party hereto will be liable to any holder of HBI Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as certificates for shares of HBI Common Stock are surrendered by a HBI shareholder to Sterling for exchange, Sterling shall have the right to withhold dividends or any other distributions, without interest, on the shares of the Sterling Common Stock issuable to such shareholder.

     (i) Payment Procedures. As soon as practical after the Effective Date, Sterling shall make payment of the cash consideration provided for in
          Section 2.1(d) to each person entitled thereto.

     (j) Unclaimed Shares. In the event that any certificates for shares of HBI Common Stock have not been surrendered for exchange in accordance with this Section on or before the second anniversary of the Effective Time, Sterling may at any time thereafter, with or without notice to the holders of record of such certificates, sell for the accounts of any or all of such holders any or all of the shares of Sterling Common Stock which such holders are entitled to receive under Section 2.1(a) hereof (the "Unclaimed Shares"). Any such sale may be made by public or private sale or sale at any broker's board or on any securities exchange in such manner and at such times as Sterling shall determine. If, in the opinion of counsel for Sterling, it is necessary or desirable, any Unclaimed Shares may be registered for sale under the Securities Act of 1933, as amended (the "Securities Act") and applicable state laws. Sterling shall not be obligated to make any sale of Unclaimed Shares if it shall determine not do so, even if notice of sale of the Unclaimed Shares has been given. The net proceeds of any such sale of Unclaimed Shares shall be held for holders of the unsurrendered certificates for shares of HBI Common Stock whose Unclaimed Shares have been sold, to be paid to them upon surrender of the certificates for shares of HBI Common Stock. From and after any such sale, the sole right of the holders of the unsurrendered certificates for shares of HBI Common Stock whose Unclaimed Shares have been sold shall be the right to collect the net sale proceeds held by Sterling for their respective accounts, and such holders shall not be entitled to receive any interest on such net sale proceeds held by Sterling.

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SECTION 2.3 Other Matters.

     Nothing set forth in this Agreement or any Exhibit hereto shall be construed:

          (a) to preclude Sterling from acquiring or assuming, or to limit in any way the right of Sterling to acquire or assume, prior to or following the Effective Time, the stock, assets or liabilities of any other financial services institution or other corporation or entity, whether by issuance or exchange of Sterling Common Stock, or otherwise;

          (b) to preclude Sterling from issuing, or to limit in any way the right of Sterling to issue, prior to or following the Effective Date, Sterling Common Stock, Sterling Preferred Stock or other securities;

          (c) to preclude Sterling from granting options at any time with respect to Sterling Common Stock, Sterling Preferred Stock or other securities;

          (d) to preclude option holders of Sterling from exercising options at any time with respect to Sterling Common Stock, Sterling Preferred Stock or other securities; or

          (e) to preclude Sterling from taking, or to limit in any way its right to take, any other action not expressly and specifically prohibited by the terms of this Agreement; provided, however, that in the event Sterling desires to (A) take any action described in Section 2.3(a) above, (B) merge or consolidate with or into, or convert to, any other person or entity, or otherwise effect a change of control of Sterling, and, as a result of such action(s) taken pursuant to (A) or (B) hereof, Sterling shall become obligated to issue shares in an amount in excess of twenty percent (20%) of the number of shares of Sterling Common Stock then outstanding, or (C) enter into an agreement relating to, or effect, a Change of Control (as defined in Section 8.11 hereof) of Sterling, Sterling shall notify HBI simultaneously with taking any such action (including entering into any agreement relating thereto), and HBI shall have the right, in its sole discretion, to terminate this Agreement without cost, expense or liability on its part to any other party.

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                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations and Warranties of HBI.

     HBI represents and warrants to Sterling (and the word "it" in this Section
3.1 refers to HBI, and each subsidiary of HBI) that, as of even date herewith and except as specifically disclosed in the Annex of disclosure schedules included herewith, as follows:

     (a) Corporate Organization and Qualification. HBI is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by HBI requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on HBI and its subsidiaries, taken as a whole. HBI is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. HBI owns, directly or indirectly all of the issued and outstanding shares of capital stock of Hanover. Hanover is a Pennsylvania chartered bank and trust company, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. HBI and Hanover each have the requisite corporate and other power and authority (including all federal, state, local and foreign governmental authorizations) to carry on their respective businesses as now being conducted and to own its properties and assets. HBI has made available to Sterling a complete and correct copy of the articles of incorporation and bylaws of HBI, and Hanover has made available to Sterling a complete and correct copy of the charter and bylaws of Hanover and such charter or articles, as applicable, and such bylaws are in full force and effect as of the date hereof.

     (b) Authorized Capital. The authorized capital stock of HBI consists of 9,000,000 shares of HBI Common Stock and 2,000,000 shares of preferred stock, of which 3,884,198 shares of HBI Common Stock were issued and outstanding as of the date of this Agreement. The stock of Hanover consists of 600,000 shares of common stock, $2.50 par value per share, of which 399,574 shares of common stock were issued and outstanding as of the date of this Agreement; all of these are held by HBI. All of the outstanding shares of capital stock of HBI have been duly authorized and are validly issued, fully paid and nonassessable. Neither HBI nor Hanover has any shares of capital stock reserved for issuance except pursuant to the Investment Agreement and the HBI Options. Neither HBI nor Hanover has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with shareholders on any matter. The shares of Hanover's common stock owned by HBI are owned free and clear of all liens, pledges, security interests, claims or other encumbrances. The outstanding shares of capital stock of HBI have not been issued in violation of any preemptive rights. Except as set forth in Annex 3.1
          (b) and in Annex 3.1(m), and as

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          provided in the Investment Agreement, there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of HBI. After the Effective Time, HBI will have no obligation which is being assumed by Sterling which will result in any obligation to issue, transfer or sell any shares of capital stock pursuant to any HBI/Hanover Employee Plan (as defined in Section 3.1 (m)).

     (c) Subsidiaries. The only subsidiaries of HBI are as listed and described at Annex 3.l(c). The only subsidiaries of Hanover are as listed and described at Annex 3.1(c). Each such subsidiary is duly organized and existing as a corporation, is in good standing under the laws of the jurisdiction in which it was organized, and has adequate corporate power to carry on its business as now conducted. All of the outstanding capital stock of all such subsidiaries has been validly issued, is fully paid and nonassessable and is owned by HBI or Hanover, free and clear of all liens, security interests and encumbrances. Except as set forth in Annex 3.1(c), all such subsidiaries are organized under Pennsylvania law and make no use of fictitious names in the conduct of their respective businesses.

     (d) Corporate Authority. Subject only to approval of this Agreement by the holders of the number of votes required by HBI's articles of incorporation or bylaws cast by all holders of HBI Common Stock (without any minority, class or series voting requirement), and, subject to the regulatory approvals specified in Section 5.1(b) hereof, HBI has the requisite corporate power and authority, and legal right, and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions applicable to either HBI or Hanover contemplated hereby. This Agreement has been duly and validly executed and delivered by HBI and constitutes the valid and binding obligations of HBI enforceable against each, in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditors' rights or the application by a court of equitable principles.

     (e) No Violations. The execution, delivery and performance of this Agreement by it does not, the execution, delivery and performance of the Investment Agreement by it will not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) subject to receipt of the required regulatory approvals specified in
          Section 5.1(b), a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, to which it (or any of its respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on it, or enable any person to enjoin the Merger, (ii) a breach or violation of, or a default under HBI's articles of incorporation, the charter of Hanover, or the bylaws of either of them, or (iii) except as disclosed in Annex 3.1(e), a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of it under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which it is a party, or to which any of its respective properties or assets may be bound, or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on it or enable any person to enjoin the Merger; and the consummation of the transactions contemplated hereby or, upon its execution and delivery, the Investment Agreement, will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (w) all required approvals, consents and waivers of governmental authorities, (x) the approval of its shareholders referred to in
          Section 5.1(a), (y) any such approval, consent or waiver that already has been obtained, and (z) any other approvals, consents or waivers, the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on it or enable any person to enjoin the Merger.

     (f)  Reports.

          (i) HBI's consolidated statement of financial condition as of September 30, 1999 previously provided to Sterling and each statement of financial condition provided after the date hereof to Sterling (including in each case any related notes and schedules) as required by Section 4.5 hereof fairly presents or will fairly present the financial position of it as of its date and each of the statements of income and shareholders' equity and of cash flows provided therewith (including in each case any related notes and schedules), fairly presents or will fairly present the results of operations, shareholders' equity and cash flows, as the case may be, of it for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as maybe noted therein.

          (ii) Except as set forth in Annex 3.1(f), it has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 1999 with (A) the Pennsylvania Department of Banking (the "PDB"), (B) the Federal Deposit Insurance Corporation (the "FDIC"), (C) the Board of Governors of the Federal Reserve System (the "Board"), (D) the Securities and Exchange Commission (the "SEC"), and collectively with the SEC, the PDB, the FDIC, and the Board, the "HBI/Hanover Regulatory Agencies", and (F) any other regulatory authority, and all other material reports and statements required to be filed by it since January 1, 1999, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States or any HBI/Hanover Regulatory

               Agency, and has paid all fees and assessments due and payable in connection therewith, and no such report, registration or statement contains any material misstatement or omission or is otherwise in material noncompliance with any law, regulation or requirement.

     (g) Absence of Certain Changes or Events. Since September 30, 1999 to the date hereof, it has not incurred any material liability, except in the ordinary course of its business consistent with past practice, nor has there been any material change in the financial condition, properties, assets, business, results of operations or prospects of it which, individually or in the aggregate, has had, or might reasonably be expected to result in, a Material Adverse Effect on it.

     (h) Taxes. Its federal income tax returns have been examined and closed or otherwise closed by operation of law through 1995. All federal, state, local and foreign tax returns, including, but not limited to, any and all Pennsylvania tax filings arising under the Bank Shares Tax, Single Excise Tax and the Amended 1989 Bank Shares Tax and/or similar taxes, required to be filed by it or on its behalf, have been timely filed, or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and, to the knowledge of management, all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles) other than those taxes which are being contested in appropriate forums in proceedings which are being diligently pursued. Adequate provision has been made on its balance sheet (in accordance with generally accepted accounting principles consistently applied) for all federal, state, local and foreign tax liabilities for periods subsequent to those for which returns have been filed. There is no audit examination, deficiency, or refund litigation pending or, to the knowledge of HBI or Hanover, threatened, with respect to any taxes that could result in a determination that would have a Material Adverse Effect on it. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). It has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

     (i) Litigation and Liabilities. Except as set forth in Annex 3.1(i), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending or, to the knowledge of management, threatened against it or (ii) obligations or liabilities, whether or not accrued (contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which its management is aware that could reasonably be expected to result in any claims against or obligations or liabilities of it), that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect on it or to hinder or delay, in any material respect, consummation of the transactions contemplated by this Agreement.

     (j) Absence of Regulatory Actions. It is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities, including, without limitation, the HBI/Hanover Regulatory Agencies, charged with the supervision or regulation of financial or depository institutions or engaged in the insurance of bank deposits, nor has it been advised by any HBI/Hanover Regulatory Agency that such body is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolution or similar undertaking.

     (k)  Agreements.

          (i) Except for the Investment Agreement and as set forth in Annex 3.1(k) attached hereto, as of the date of this Agreement, it is not a party to, or bound by, any oral or written:

               (A) "material contract" as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC;

               (B) consulting agreement not terminable on thirty (30) days or less notice involving the payment of more than $20,000 per annum, in the case of any such agreement;

               (C) agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement;

               (D) agreement with respect to any officer providing any term of employment or compensation guarantee extending for a period longer than one year or for a payment in excess of $10,000.00;

               (E) agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (F) agreement containing covenants that limit its ability to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency);

               (G) agreement, contract or understanding, other than this Agreement, and the Investment Agreement, regarding the capital stock of HBI and/or Hanover or committing to dispose of some or all of the capital stock or substantially all of the assets of HBI and/or Hanover; or

               (H) collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization.

          (ii) It is not in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or to which any of its respective properties or assets is subject, other than such defaults or violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on it.

     (1) Labor Matters. It is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving it pending or threatened.

     (m) Employee Benefit Plans. Annex 3.1(m) contains a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other employee benefits, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, in respect to any of its present or former directors, officers or other employees (hereinafter referred to collectively as the "HBI/Hanover Employee Plans").

          (i) All of the HBI/Hanover Employee Plans comply in all material respects with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws; it has not engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any HBI/Hanover Employee Plan which is likely to result in any material penalties, taxes or other events under Section 502(i) of ERISA or
               Section 4975 of the Code which would have a Material Adverse Effect on it.

          (ii) No liability to the Pension Benefit Guaranty Corporation has been or is expected by it to be incurred with respect to any HBI/Hanover Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001 (a)(15) of ERISA) currently or formerly maintained by it or any entity which is considered one employer with HBI or Hanover under Section 4001 of ERISA or
               Section 414 of the Code (an "ERISA Affiliate").

          (iii) No Pension Plan or single-employer plan of an ERISA Affiliate had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; all contributions to any Pension Plan or single-employer plan of an ERISA Affiliate that were required by Section 302 of ERISA and were due prior to the date hereof have been made on or before the respective dates on which such contributions were due; the fair market value of the assets of each Pension Plan or single-employer plan of an ERISA Affiliate exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan or single employer plan of an ERISA Affiliate as of the end of the most recent plan year with respect to the respective Pension Plan or single-employer plan of an ERISA Affiliate ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan or single-employer plan of an ERISA Affiliate as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan or single-employer plan of an ERISA Affiliate within the 12-month period ending on the date hereof.

          (iv) Neither has it provided, nor is it required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (v) Neither it nor any ERISA Affiliate has contributed to any "multi-employer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

          (vi) Each HBI/Hanover Employee Plan of it which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the Internal Revenue Service ("IRS") covering the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Retirement Equity Act of 1984 and the Deficit Reduction Act of 1984 and the Tax Reform Act of 1986; it is not aware of any circumstances likely to result in revocation of any such favorable determination letter; each such HBI/Hanover Employee Plan has been amended to reflect the requirements of subsequent legislation applicable to such plans; and each Qualified Plan has complied at all relevant times in all material respects with all applicable requirements of Section 401(a) of the Code.

         (vii) Each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has at all relevant times satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder.

        (viii) Neither it nor any ERISA Affiliate has committed any act or omission or engaged in any transaction that has caused it to incur, or created a material risk that it may incur, liability for any excise tax under Sections 4971 through 4980B of the Code, other than excise taxes which heretofore have been paid and fully reflected in its financial statements.

          (ix) There is no pending or threatened litigation, administrative action or proceeding relating to any HBI/Hanover Employee Plan, other than routine claims for benefits.

          (x) There has been no announcement or legally binding commitment by it to create an additional HBI/Hanover Employee Plan, or to amend an HBI/Hanover Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such HBI/Hanover Employee Plan, and it does not have any obligations for retiree health and life benefits under any HBI/Hanover Employee Plan that cannot be terminated without incurring any liability thereunder.

          (xi) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by HBI or Hanover to any person which is an "excess parachute payment" (as defined in Section 280G of the Code) under any HBI/Hanover Employee Plan, increase any benefits payable under any HBI/Hanover Employee Plan, or, except as set forth in Annex 3.1(m), accelerate the time of payment or vesting of any such benefit.

         (xii) All annual reports have been filed timely with respect to each HBI/Hanover Employee Plan, it has made available to Sterling a true and correct copy of (A) reports on the applicable form of the Form 5500 series filed with the IRS for plan years beginning after 1987, (B) such HBI/Hanover Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such HBI/Hanover Employee Plan, including amendments thereto, (D) the most recent summary plan description for such HBI/Hanover Employee Plan, including amendments thereto, if the HBI/Hanover Employee Plan is subject to Title I of ERISA,
               (E) the most recent actuarial report or valuation if such HBI/Hanover Employee Plan is a Pension Plan and (F) the most recent determination letter issued by the IRS if such HBI/Hanover Employee Plan is a Qualified Plan.

        (xiii) There are no retiree health benefit plans except as required to be maintained by COBRA.

     (n) Title to Assets. It has good and marketable title to its properties and assets (other than property as to which it is lessee), except for
          (i) such items shown in the HBI consolidated financial statements or notes thereto, (ii) liens on real property for current real estate taxes not yet delinquent, or (iii) such defects in title which would not, individually or in the aggregate, have a Material Adverse Effect on it. With respect to any property leased by it, there are no defaults by it, or, to its knowledge, any of the other parties thereto, or any events which, with the giving of notice or lapse of time or both, would become defaults by it or, to its knowledge, any of the other parties thereto, under any of such leases, except for such defaults or events which would not, individually or in the aggregate, have a Material Adverse Effect on it; and all such leases are in full force and effect and are enforceable against it, as the case may be, and, to its knowledge, there is no circumstance existing as of the date of this Agreement which causes or would cause such leases to be unenforceable against any of the other parties thereto except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally as well as principles of equity to the extent enforcement by a court of equity is required.

     (o) Compliance with Laws. It has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which could, individually or in the aggregate, have a Material Adverse Effect on it; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened.

     (p) Fees. Except as set forth in Annex 3.1(p) attached hereto, neither it nor any of its respective officers, directors, employees or agents have employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with this Agreement or the transactions contemplated hereby.

     (q) Environmental Matters. For purposes of this Section 3.1, the following terms shall have the indicated meaning:

          "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to: the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource); and the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq., the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.11001, et seq., the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq., and all comparable state and local laws; and any common law (including without limitation common law that may impose strict liability) that may impose liability or obligation for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

          "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous or otherwise regulated under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substances include without limitation petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinated biphenyls.

          "Hanover Loan Portfolio Properties and Other Properties Owned" means those properties serving as collateral for loans in Hanover's loan portfolio, or properties owned or operated by Hanover (including, without limitation, in a fiduciary capacity).

     Except as set forth on Annex 3.1(q) hereto:

          (i) Neither HBI nor Hanover has been or is in violation of or liable under any Environmental Law.

          (ii) To the knowledge of HBI, none of the Hanover Loan Portfolio Properties and Other Properties Owned have been or are in violation of or liable under any Environmental Law.

         (iii) Neither HBI nor Hanover has any knowledge that any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance has been generated, used, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Hanover, except as disclosed on Annex 3.1(q). In particular, without limiting the generality of the foregoing sentence, except as disclosed on Annex 3.1(q), neither HBI nor Hanover have any knowledge that: (i) any materials containing asbestos have been used or incorporated in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by HBI or Hanover; (ii) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's are or have been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by HBI or Hanover; (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous substances are or have ever been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by HBI or Hanover.

          (iv) Except as previously disclosed in Annex 3.1(q), there is no legal, administrative, arbitration or other proceeding, claim, action, cause of action or governmental investigation of any nature seeking to impose, or that, to the knowledge of HBI, could result in the imposition on HBI or Hanover of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or threatened against HBI or Hanover; to the knowledge of HBI, there is no reasonable basis for any such proceeding, claim, action or governmental investigation; and neither HBI nor Hanover is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

     (r) Allowance. The allowance for loan and lease losses shown on HBI's consolidated statement of financial condition as of December 31, 1998 was, and the allowance for loan and lease losses shown on HBI's consolidated statement of financial condition for periods ending after the date of this Agreement will be, in the opinion of management of HBI, adequate, as of the date thereof, under generally accepted accounting principles applicable to commercial banks and all other applicable regulatory requirements for all losses reasonably anticipated in the Ordinary Course of Business as of the date thereof based on information available as of such date. It has disclosed to Sterling in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of it that it has classified internally as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" or words of similar import, and it shall disclose promptly to Sterling after the end of each quarter after the date hereof and on the Effective Date the amount of each such classification. It has disclosed to Sterling in writing prior to the date hereof the amounts of all overdrafts occurring since January 1, 1999 and it shall disclose promptly to Sterling after the end of each quarter after the date hereof and on the Effective Date the amount of such overdrafts. The OREO and in-substance foreclosures included in any of its non-performing assets are carried net of reserves at the lower of cost or market value based on current independent appraisals or current management appraisals.

     (s) Material Interests of Certain Persons. Except as noted in Annex 3.1(s), none of its respective officers or directors, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to its business.

     (t) Insurance. It is presently insured, and has been insured, in the amounts, with the companies and since the periods set forth in Annex 3.1(t). All of the insurance policies and bonds maintained by it are in full force and effect, it is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the judgment of its management, such insurance coverage is adequate.

     (u) Dividends. The only dividends or other distributions which it has made on its capital stock since January 1, 1999 are set forth in Annex 3.1(u).

     (v) Books and Records. Its books and records have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

     (w) Board Action. Its board of directors (at a meeting duly called and held) has been duly convened and by the requisite vote of the directors (a) determined that the Merger is advisable and in the best interests of it and its shareholders, (b) approved this Agreement, the Investment Agreement and the transactions contemplated hereby and thereby and (c) directed that the Agreement be submitted for consideration by its shareholders at the HBI Shareholders' Meeting (as hereafter defined) with the recommendation of the board of directors that the shareholders approve the merger and the transactions contemplated thereby.

     (y) Fairness Opinions. Its board of directors has received a written opinion, a copy of which has been furnished to Sterling, to the effect that the Exchange Ratio specified in this Agreement, at the time of its execution, is fair to HBI shareholders from a financial point of view.

     (y) Fidelity Bonds. Since at least December 31, 1994, Hanover has continuously maintained fidelity bonds insuring it against acts of dishonesty by its employees in such amounts as is customary for a bank of its size. Since December 31, 1994, the aggregate amount of all potential claims under such bonds has not exceeded $100,000 and neither HBI nor Hanover is aware of any facts which would reasonably form the basis of a claim under such bonds. Neither HBI nor Hanover has reason to believe that its fidelity coverage will not be renewed by its carrier on substantially the same terms as its existing coverage.

     (z) Condition of Tangible Assets. Except as set forth in Annex 3.1(z), all buildings, structures and improvements on the real property owned or leased by it are in good condition, ordinary wear and tear excepted, and are free from structural defects in all material respects. The equipment, including heating, air conditioning and ventilation equipment owned by it, is in good operating condition, ordinary wear and tear excepted. The operation and use of the property in the business conform in all material respects to all applicable laws, ordinances, regulations, permits, licenses and certificates.

     (aa) Owned Software. To its knowledge, HBI and Hanover do not use any software material to either of their operations that has been designed or developed by HBI"s or Hanover's management information or development staff or by consultants on HBI's or Hanover's behalf.

     (bb) Licensed Software. The software material to its operations that is used by HBI and Hanover is licensed from third party licensors or constitutes "off-the-shelf" software, is held by HBI or Hanover legitimately and, except as set forth on Annex 3.1(bb), is fully transferable hereunder without any third party consent. All of HBI's or Hanover's computer hardware has legitimately licensed software installed therein.

     (cc) No Errors; Nonconformity. The software material to its operations that is used by HBI or Hanover is free from any material defect or programming or documentation error, operates and runs in a reasonable and efficient business manner and conforms to the stated specifications thereof.

     (dd) No Bugs or Viruses. Neither HBI nor Hanover has knowingly altered its data, or any software material to its operations which may, in turn, damage the integrity of the data, stored in electronic, optical, or magnetic or other form. Except as set forth on Annex 3.1(dd) hereto, neither HBI nor Hanover has knowledge of the existence of any bugs or viruses with respect to such software.

     (ee) Annual Reports and Financial Statements. HBI has delivered to Sterling true and complete copies of (i) its Balance Sheets, Statements of Earnings, Statements of Stockholders' Equity and Statements of Cash Flows of HBI for the years ended December 31, 1998, 1997 and 1996, certified by independent public accountants, and (ii) HBI's Quarterly Reports for the quarter ended September 30, 1999, containing unaudited consolidated balance sheets of HBI as at such dates and unaudited consolidated statements of earnings and cash flows of HBI for the three month period reflected therein. HBI has also delivered to Sterling true and correct copies of its annual reports to shareholders for the years 1998, 1997 and 1996. All such reports (collectively, the "HBI Reports") (i) comply in all material respects with the requirements of the Financial Accounting Standards Board ("FASB") and the American Institute of Certified Public Accountants, (ii) do not contain any untrue statement of a material fact and (iii) do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No documents to be filed by HBI with the SEC or any regulatory agency in connection with this Agreement, or the transactions contemplated hereby will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents which HBI is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the requirements of applicable law.

     (ff) Proxy Statement/Prospectus., Etc. Except for information relating to Sterling and its subsidiaries and pro forma financial information reflecting the combined operations of Sterling and HBI, neither (i) the Proxy Statement/Prospectus (as defined herein at Section 4.3(b)) or any amendment or supplement thereto, at the time it is filed with the SEC, at the time the Registration Statement (as defined hereinafter at Section 4.3(b)) is declared effective, at the time the Proxy Statement/Prospectus is mailed to the shareholders of HBI or at the date of the meeting of the HBI shareholders at which the shareholders will consider this Agreement (the "HBI Shareholders' Meeting") nor (ii) any other documents to be filed by HBI with the SEC or any regulatory agency in connection with this Agreement, or the transactions contemplated hereby, will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (gg) Complete and Accurate Disclosure. Neither this Agreement (insofar as it relates to HBI, HBI Common Stock and HBI's involvement in the transactions contemplated hereby) nor any financial statement, schedule (including without limitation the Annexes attached hereto, certificate, or other statement or document delivered by HBI to Sterling in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by HBI to Sterling in connection with the Registration Statement, both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact necessary (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

     (hh) Beneficial Ownership of Sterling Common Stock. Prior to the Effective Date, HBI and its officers and directors will not in the aggregate own beneficially (within the meaning of SEC Rule 13d-3(d)(1)) more than five percent (5%) of the outstanding shares of Sterling Common Stock.

     (ii) Assumability of Contracts and Leases. Except as disclosed on Annex 3.1(ii), all Material Contracts between HBI or Hanover and any other entity or person are assumable and assignable and do not contain any term or provision that would accelerate or increase payments that would otherwise be due by HBI or Hanover to such person or entity, or change or modify the provisions or terms of such leases, contracts and agreements by reason of this Agreement or the transactions contemplated hereby. Except as disclosed on Annex 3.1(ii), each lease pursuant to which HBI or Hanover, as lessee, leases real or personal property is valid and in effect in accordance with its respective terms, and there is not, under any of such leases, on the part of the lessee any material existing default or any event which with notice or lapse of time, or both, would constitute such a default, other than defaults which would not individually or in the aggregate have a material adverse effect on the financial condition, business, prospects, or operating results of HBI.

     (jj) Absence of Questionable Payments. From and after December 31, 1994 neither HBI nor Hanover has, nor, to the knowledge of HBI or Hanover, has any director, officer, agent, employee, consultant or other person associated with or acting on behalf of, HBI or Hanover (i) used any HBI or Hanover corporate funds for unlawful contributions, gifts, entertainment or unlawful expenses relating to political activity;

          or (ii) made any direct or indirect unlawful payments to governmental officials from any HBI or Hanover corporate funds, or established or maintained any unlawful or unrecorded accounts with funds received from HBI or Hanover.

     (kk) Powers of Attorney; Guarantees. Except as set forth on Annex 3.1(kk), neither HBI nor Hanover has any power of attorney outstanding, or any obligation or liability either actual, constructive or contingent, as guarantor, surety, cosigner, endorser, co-maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except for letters of credit issued in the Ordinary Course of Business which are listed on Annex 3.1(ll)

     (ll) Accuracy of Representations. Until and as of Closing, HBI will promptly notify Sterling if any of the representations contained in this Section 3.1 cease to be true and correct subsequent to the date hereof. Further, no representations made by HBI or Hanover pursuant to this Agreement contain any untrue statement of material fact or omit to state a material fact necessary to make the statements not misleading.

SECTION 3.2  Representations and Warranties of Sterling.

     Sterling represents and warrants to HBI (and the word "it" in this Section
3.2 refers to Sterling, and each subsidiary of it) that, as of even date herewith and except as specifically disclosed in the Annex of disclosure schedules included herewith, as follows:

     (a) Corporate Organization and Qualification. Sterling is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by Sterling requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on Sterling and its subsidiaries, taken as a whole. Sterling is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Sterling has the requisite corporate and other power and authority (including all federal, state, local and foreign governmental authorizations) to carry on its businesses as now being conducted and to own its properties and assets. Sterling owns, directly or indirectly all of the issued and outstanding shares of capital stock of Bank of Lancaster County, N.A. ("Bank of Lancaster County"), Northeast Bancorp, Inc. and The First National Bank of North East. Bank of Lancaster County and the First National Bank of North East are national banking associations duly organized, validly existing and in good standing under the laws of the United States, and are duly authorized to engage in the banking business as an insured bank under the Federal Deposit Insurance Act, as amended. Bank of Lancaster County is authorized to engage in trust activities. Northeast Bancorp, Inc. is a Delaware corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Northeast Bancorp, Inc. has the requisite corporate and other power and authority (including all federal, state, local and foreign governmental authorizations) to carry on its businesses as now being conducted and to own its properties and assets. Northeast Bancorp, Inc. directly owns all of the issued and outstanding shares of The First National Bank of North East. Sterling has made available to HBI a complete and correct copy of the articles of incorporation and bylaws of Sterling, and such articles and such bylaws are in full force and effect as of the date hereof.

     (b) Authorized Capital. The authorized capital stock of Sterling consists of 35,000,000 shares of Sterling Common Stock of which 8,931,568 shares were issued and outstanding as of the date of this Agreement, and 3,220 shares were issued and held as treasury shares as of the date of this Agreement. All of the outstanding shares of capital stock of Sterling have been duly authorized and are validly issued, fully paid and nonassessable. Sterling has no shares of capital stock reserved for issuance. Sterling has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with shareholders on any matter. The outstanding shares of capital stock of Sterling have not been issued in violation of any preemptive rights. Except as set forth in Annex 3.2 (b) and in Annex 3.2(m), there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of Sterling. After the Effective Time, Sterling will have no obligation which is being assumed by HBI which will result in any obligation to issue, transfer or sell any shares of capital stock pursuant to any Sterling Employee Plan (as defined in Section 3.2
          (m)).

     (c) Subsidiaries. The subsidiaries of Sterling are as listed and described at Annex 3.2(c). Each such subsidiary is duly organized and existing as a corporation, is in good standing under the laws of the jurisdiction in which it was organized, and has adequate corporate power to carry on its business as now conducted. All of the outstanding capital stock of all such subsidiaries has been validly issued, is fully paid and nonassessable (other than as provided at 12 U.S.C.ss.55) and is owned by Sterling, free and clear of all liens, security interests and encumbrances. Except as set forth in Annex 3.2(c), all such subsidiaries are organized under Pennsylvania law and make no use of fictitious names in the conduct of their respective businesses.

     (d) Corporate Authority. Subject only to approval of this Agreement by the holders of the number of votes required by Sterling's articles of incorporation or bylaws cast by all holders of Sterling Common Stock (without any minority, class or series voting requirement), and, subject to the regulatory approvals specified in Section 5.1(b) hereof, Sterling has the requisite corporate power and authority, and legal right, and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions applicable to Sterling contemplated hereby. This Agreement has been duly and validly executed and delivered by Sterling and constitutes the valid and binding obligations of Sterling enforceable against it, in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditors' rights or the application by a court of equitable principles.

     (e) No Violations. The execution, delivery and performance of this Agreement by it does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) subject to receipt of the required regulatory approvals specified in Section 5.1(b), a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, to which it (or any of its respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on it, or enable any person to enjoin the Merger, (ii) a breach or violation of, or a default under Sterling's articles of incorporation or its bylaws, or (iii) except as disclosed in Annex 3.2(e), a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of it under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which it is a party, or to which any of its respective properties or assets may be bound, or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on it or enable any person to enjoin the Merger; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (w) all required approvals, consents and waivers of governmental authorities, (x) the approval of its shareholders referred to in Section 5.1(a), (y) any such approval, consent or waiver that already has been obtained, and (z) any other approvals, consents or waivers, the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on it or enable any person to enjoin the Merger.

     (f)  Reports.

          (i) Except as previously disclosed to HBI, Sterling's consolidated statement of financial condition as of September 30, 1999, previously provided to HBI, and each statement of financial condition provided after the date hereof to HBI (including in each case any related notes and schedules) as required by Section
               4.5 hereof fairly presents or will fairly present the financial position of it as of its date and each of the statements of income and shareholders' equity and of cash flows provided therewith (including in each case any related notes and schedules), fairly presents or will fairly present the results of operations, shareholders' equity and cash flows, as the case may be, of it for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as maybe noted therein.

          (ii) Except as set forth in Annex 3.2(f), it has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since 1994 with (A) the Office of the Comptroller of the Currency (the "OCC"), (B) the Federal Deposit Insurance Corporation (the "FDIC"), (C) the Board of Governors of the Federal Reserve System (the "Board"), (D) the Securities and Exchange Commission (the "SEC"), and collectively with the SEC, the OCC, the FDIC, and the Board, the "Sterling Regulatory Agencies", and (F) any other regulatory authority, and all other material reports and statements required to be filed by it since January 1, 1999 including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States or any Sterling Regulatory Agency, and has paid all fees and assessments due and payable in connection therewith, and no such report, registration or statement contains any material misstatement or omission or is otherwise in material noncompliance with any law, regulation or requirement.

     (g) Absence of Certain Changes or Events. Since September 30, 1999 to the date hereof, it has not materially changed its dividend policy, nor incurred any material liability, except in the ordinary course of its business consistent with past practice, nor has there been any material change in the financial condition, properties, assets, business, results of operations or prospects of it which, individually or in the aggregate, has had, or might reasonably be expected to result in, a Material Adverse Effect on it.

     (h) Taxes. Its federal income tax returns have been examined and closed or otherwise closed by operation of law through 1990. All federal, state, local and foreign tax returns, including, but not limited to, any and all Pennsylvania tax filings arising under the Bank Shares Tax, Single Excise Tax and the Amended 1989 Bank Shares Tax and/or similar taxes, required to be filed by it or on its behalf, have been timely filed, or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and, to the knowledge of management, all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles) other than those taxes which are being contested in appropriate forums in proceedings which are being diligently pursued. Adequate provision has been made on its balance sheet (in accordance with generally accepted accounting principles consistently applied) for all federal, state, local and foreign tax liabilities for periods subsequent to those for which returns have been filed. There is no audit examination, deficiency, or refund litigation pending or, to the knowledge of Sterling, threatened, with respect to any taxes that could result in a determination that would have a

          Material Adverse Effect on it. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). It has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

     (i) Litigation and Liabilities. Except as set forth in Annex 3.2(i), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending or, to the knowledge of management, threatened against it or (ii) obligations or liabilities, whether or not accrued (contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which its management is aware that could reasonably be expected to result in any claims against or obligations or liabilities of it), that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect on it or to hinder or delay, in any material respect, consummation of the transactions contemplated by this Agreement.

     (j) Absence of Regulatory Actions. It is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities, including, without limitation, the Sterling Regulatory Agencies, charged with the supervision or regulation of financial or depository institutions or engaged in the insurance of bank deposits, nor has it been advised by any Sterling Regulatory Agency that such body is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolution or similar undertaking.

     (k) Agreements. It is not in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or to which any of its respective properties or assets is subject, other than such defaults or violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on it.

     (1) Labor Matters. It is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving it pending or threatened.

     (m) Employee Benefit Plans. Sterling has provided to HBI a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other employee benefits, incentive and welfare policies, contracts, plans and arrangements in respect to any of its present or former directors. officers or other employees (hereinafter referred to collectively as the "Sterling Employee Plans")

          (i) All of the Sterling Employee Plans comply in all material respects with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws; it has not engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Sterling Employee Plan which is likely to result in any material penalties, taxes or other events under Section 502(i) of ERISA or Section 4975 of the Code which would have a Material Adverse Effect on it.

          (ii) No liability to the Pension Benefit Guaranty Corporation has been or is expected by it to be incurred with respect to any Sterling Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001 (a)(15) of ERISA) currently or formerly maintained by it or any entity which is considered one employer with Sterling under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate").

         (iii) No Pension Plan or single-employer plan of an ERISA Affiliate had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; all contributions to any Pension Plan or single-employer plan of an ERISA Affiliate that were required by Section 302 of ERISA and were due prior to the date hereof have been made on or before the respective dates on which such contributions were due; the fair market value of the assets of each Pension Plan or single-employer plan of an ERISA Affiliate exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan or single employer plan of an ERISA Affiliate as of the end of the most recent plan year with respect to the respective Pension Plan or single-employer plan of an ERISA Affiliate ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan or single-employer plan of an ERISA Affiliate as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan or single-employer plan of an ERISA Affiliate within the 12-month period ending on the date hereof.

          (iv) Neither has it provided, nor is it required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (v) Neither it nor any ERISA Affiliate has contributed to any "multi-employer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

          (vi) Each Sterling Employee Plan of it which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the Internal Revenue Service ("IRS") covering the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Retirement Equity Act of 1984 and the Deficit Reduction Act of 1984 and the Tax Reform Act of 1986; it is not aware of any circumstances likely to result in revocation of any such favorable determination letter; each such Sterling Employee Plan has been amended to reflect the requirements of subsequent legislation applicable to such plans; and each Qualified Plan has complied at all relevant times in all material respects with all applicable requirements of Section 401(a) of the Code.

         (vii) Each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has at all relevant times satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder.

        (viii) Neither it nor any ERISA Affiliate has committed any act or omission or engaged in any transaction that has caused it to incur, or created a material risk that it may incur, liability for any excise tax under Sections 4971 through 4980B of the Code, other than excise taxes which heretofore have been paid and fully reflected in its financial statements.

          (ix) There is no pending or threatened litigation, administrative action or proceeding relating to any Sterling Employee Plan, other than routine claims for benefits.

          (x) There has been no announcement or legally binding commitment by it to create an additional Sterling Employee Plan, or to amend a Sterling Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such Sterling Employee Plan, and it does not have any obligations for retiree health and life benefits under any Sterling Employee Plan that cannot be terminated without incurring any liability thereunder.

          (xi) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by Sterling to any person which is an "excess parachute payment" (as defined in Section 280G of the Code) under any Sterling Employee Plan, increase any benefits payable under any Sterling Employee Plan, or accelerate the time of payment or vesting of any such benefit.

         (xii) All annual reports have been filed timely with respect to each Sterling Employee Plan.

     (n) Title to Assets. It has good and marketable title to its properties and assets (other than property as to which it is lessee), except for
          (i) such items shown in the Sterling consolidated financial statements or notes thereto; (ii) liens on real property for current real estate taxes not yet delinquent, or (iii) such defects in title which would not, individually or in the aggregate, have a Material Adverse Effect on it. With respect to any property leased by it, there are no defaults by it, or to its knowledge, any of the other parties thereto, or any events which, with the giving of notice or lapse of time or both, would become defaults by it or to its knowledge any of the other parties thereto, under any of such leases, except for such defaults or events which would not, individually or in the aggregate, have a Material Adverse Effect on it; and all such leases are in full force and effect and are enforceable against it, as the case may be, and to its knowledge there is no circumstance existing as of the date of this Agreement which causes or would cause such leases to be unenforceable against any of the other parties thereto except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally as well as principles of equity to the extent enforcement by a court of equity is required.

     (o) Compliance with Laws. It has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which could, individually or in the aggregate, have a Material Adverse Effect on it; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened.

     (p) Fees. Except as set forth in Annex 3.2(p) attached hereto, neither it nor any of its respective officers, directors, employees or agents have employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with this Agreement or the transactions contemplated hereby.

     (q) Environmental Matters. Other than as disclosed on Annex 3.2(q), there are no legal, administrative, arbitration or other proceeding, claim, action, cause of action or governmental investigation of any nature seeking to impose, or that, to the knowledge of Sterling, could result in the imposition on Sterling of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or threatened against Sterling; to the knowledge of Sterling, there is no reasonable basis for any such proceeding, claim, action or governmental investigation; Sterling is not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

          To the knowledge of Sterling, there are and have been no Hazardous Substances or other conditions at any property (whether or not owned operated, or otherwise used by, or the subject of a security interest on behalf of, Sterling or any of its subsidiaries), and there are no reasonably anticipated future events, conditions circumstances, practices, plans. or legal requirements that could give rise to obligations under any Environmental Law.

     For purposes of this Section 3.2, the following terms shall have the indicated meaning:

          "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to: the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource); and the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq., the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.11001, et seq., the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq., and all comparable state and local laws; and any common law (including without limitation common law that may impose strict liability) that may impose liability or obligation for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

          "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous or otherwise regulated under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substances include without limitation petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinated biphenyls.

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

          (r) Allowance. The allowance for loan and lease losses shown on Sterling's consolidated statement of financial condition as of September 30, 1999, was, and the allowance for loan and lease losses shown on Sterling's consolidated statement of financial condition for periods ending after the date of this Agreement will be, in the opinion of management of Sterling and Bank of Lancaster County, adequate, as of the date thereof, under generally accepted accounting principles applicable to commercial banks and all other applicable regulatory requirements for all losses reasonably anticipated in the Ordinary Course of Business as of the date thereof based on information available as of such date.

          (s) Material Interests of Certain Persons. Except as noted in Annex 3.2(s), none of its respective officers or directors, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to its business.

          (t) Insurance. All of the insurance policies and bonds maintained by it are in full force and effect, it is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the judgment of its management, such insurance coverage is adequate.

          (u) Dividends. The only dividends or other distributions which it has made on its capital stock since January 1, 1999 are set forth in Annex 3.2(u).

          (v) Books and Records. Its books and records have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

          (w) Board Action. Its board of directors (at a meeting duly called and held) has been duly convened and by the requisite vote of the directors (a) determined that the Merger is advisable and in the best interests of it and its shareholders, (b) approved this Agreement and the transactions contemplated hereby and thereby and (c) directed that the Agreement be submitted for consideration by its shareholders at the Sterling Shareholders' Meeting (as hereafter defined) with the recommendation of the board of directors that the shareholders approve the merger and the transactions contemplated thereby.

          (x) Fairness Opinions. Its board of directors has received a written opinion, a copy of which has been furnished to HBI, to the effect that the Exchange Ratio specified in this Agreement, at the time of its execution, is fair to Sterling's shareholders from a financial point of view.

          (y) Fidelity Bonds. Since at least December 31, 1992, each Sterling subsidiary has continuously maintained fidelity bonds insuring it against acts of dishonesty by its

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

               employees in such amounts as is customary for a bank of its size. Since December 31, 1992, the aggregate amount of all potential claims under such bonds has not exceeded $100,000 and Sterling is not aware of any facts which would reasonably form the basis of a claim under such bonds. Sterling has no reason to believe that its fidelity coverage will not be renewed by its carrier on substantially the same terms as its existing coverage.

          (z) Condition of Tangible Assets. All buildings, structures and improvements on the real property owned or leased by it are in good condition, ordinary wear and tear excepted, and are free from structural defects in all material respects. The equipment, including heating, air conditioning and ventilation equipment owned by it, is in good operating condition, ordinary wear and tear excepted. The operation and use of the property in the business conform in all material respects to all applicable laws, ordinances, regulations, permits, licenses and certificates.

          (aa) Annual Reports and Financial Statements. Except as previously disclosed, Sterling has delivered to HBI true and complete copies of (i) its Balance Sheets, Statements of Earnings, Statements of Stockholders' Equity and Statements of Cash Flows of Sterling for the years ended December 31, 1998, 1997 and 1996, certified by independent public accountants, and (ii) Sterling's Quarterly Reports for the quarter ended September 30, 1999, containing unaudited consolidated balance sheets of Sterling as at such dates and unaudited consolidated statements of earnings and cash flows of Sterling for the three month period reflected therein. Except as previously disclosed, Sterling has also delivered to HBI true and correct copies of its annual reports to shareholders for the years 1998, 1997 and 1996. Except as previously disclosed to HBI, all such reports (collectively, the "Sterling Reports")
               (i) comply in all material respects with the requirements of the Financial Accounting Standards Board ("FASB") and the American Institute of Certified Public Accountants, (ii) do not contain any untrue statement of a material fact and (iii) do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No documents to be filed by Sterling with the SEC or any regulatory agency in connection with this Agreement, or the transactions contemplated hereby will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents which Sterling is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the requirements of applicable law.

          (bb) Proxy Statement/Prospectus., Etc. Except for information relating to HBI and its subsidiaries and pro forma financial information reflecting the combined operations of Sterling and HBI, neither
               (i) the Proxy Statement/Prospectus (as defined herein at Section 4.3(b)) or any amendment or supplement thereto, at the time it is filed with the SEC, at the time the Registration Statement is declared effective, at the time the

               Proxy Statement/Prospectus is mailed to the shareholders of Sterling or at the date of the meeting of the Sterling shareholders at which the shareholders will consider this Agreement (the "Sterling Shareholders' Meeting") nor (ii) any other documents to be filed by Sterling with the SEC or any regulatory agency in connection with this Agreement, or the transactions contemplated hereby, will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (cc) Complete and Accurate Disclosure. Neither this Agreement (insofar as it relates to Sterling, Sterling Common Stock and Sterling's involvement in the transactions contemplated hereby) nor any financial statement, schedule (including without limitation the Annexes attached hereto, certificate, or other statement or document delivered by Sterling to HBI in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by Sterling to HBI in connection with the Registration Statement, both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact necessary (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

          (dd) Beneficial Ownership of HBI Common Stock. To the knowledge of Sterling, prior to the Effective Date, Sterling and its officers and directors will not in the aggregate own beneficially (within the meaning of SEC Rule 13d-3(d)(1)) more than five percent (5%) of the outstanding shares of HBI Common Stock.

          (ee) Absence of Questionable Payments. From and after December 31, 1994, Sterling nor has not, nor, to the knowledge of Sterling, has any director, officer, agent, employee, consultant or other person associated with or acting on behalf of, Sterling (i) used any Sterling corporate funds for unlawful contributions, gifts, entertainment or unlawful expenses relating to political activity; or (ii) made any direct or indirect unlawful payments to governmental officials from any Sterling corporate funds, or established or maintained any unlawful or unrecorded accounts with funds received from Sterling.

          (ff) Accuracy of Representations. Until and as of Closing, Sterling will promptly notify HBI if any of the representations contained in this Section 3.2 cease to be true and correct subsequent to the date hereof. Further, no representations made by Sterling

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

               pursuant to this Agreement contain any untrue statement of material fact or omit to state a material fact necessary to make the statements not misleading.


                                   ARTICLE IV
                            COVENANTS OF THE PARTIES

SECTION 4.1 Conduct of Business.

     Except as otherwise consented to the other party in writing, HBI and Sterling and their respective subsidiaries (and the word "it" in this Section
4.1 refers to HBI, Sterling and each subsidiary of either) shall each:

     (a) use all reasonable efforts to carry on its business in, and only in, the ordinary course of business consistent with customary business practices of prudently managed banks (hereinafter referred to as "Ordinary Course of Business");

     (b) to the extent consistent with prudent business judgment, use all reasonable efforts to preserve its present business organization, to retain the services of its present officers and employees, to maintain good relationships with its employees, and to maintain its relationships with customers, suppliers and others having business dealings with it;

     (c) maintain all of its structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty;

     (d) use all reasonable efforts to preserve or collect all material claims and causes of action belonging to it;

     (e) keep in full force and effect all insurance policies now carried by it;

     (f) perform in all material respects each of its obligations under all material agreements, contracts, instruments and other commitments to which it is a party or by which it may be bound or which relate to or affect its properties, assets and business;

     (g) maintain its books of account and other records in the Ordinary Course of Business;

     (h) comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, examination reports, memoranda of understanding and other federal, state, county, local and municipal governmental directives applicable to it and to the conduct of its business;

     (i) not amend its Articles of Incorporation or Bylaws, except in accordance with the terms hereof;

     (j) not take or permit to be taken any action which would constitute a breach of any representation, warranty or covenant set forth in this Agreement;

     (k) not take any action which would result in any of its representations and warranties set forth in this Agreement becoming untrue as of any date after the date hereof;

     (l) not knowingly take any action that would, under any statute, regulation or administrative practice of any regulatory agency, materially or adversely affect the ability of any party to this Agreement to obtain any required approvals for consummation of the transaction;

and additionally, in the case of HBI and/or Hanover:

     (m) not enter into or assume any material contract, incur any material liability or obligation, make any material commitment, acquire or dispose of any property or asset or engage in any transaction or subject any of its properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever, except for actions taken in the ordinary course of business, consistent with past practice and consistent with the HBI 2000 budget previously delivered to Sterling.

     (n) not declare, set aside or pay any dividend or make any other distribution in respect of its common stock, except as provided in
          Section 4.10 of this Article IV;

     (o) not make any loan or other credit facility commitment in excess of $3,000,000 (including without limitation, lines of credit and letters of credit) or compromise, expand, renew or modify any such outstanding commitment;

     (p) not authorize, purchase, issue or sell (or authorize, issue or grant options, warrants or rights to purchase or sell) any shares of its common stock or any other of its equity or debt securities or any securities convertible into its common stock except pursuant to the HBI Options;

     (q) not increase the rate of compensation of, pay a bonus or severance compensation to, or enter into any employment, severance, deferred compensation or other agreement with any of its officers, directors, employees or consultants; except that it may grant general salary increases to individual employees in the ordinary course of business consistent with past practice and as indicated in the HBI budget previously delivered to Sterling;

     (r) not enter into any related party transaction of the kind contemplated in Section 3.1(k) or Section 3.2(k) of this Agreement except such related party transactions relating to extensions of credit made in accordance with all applicable laws, regulations and rules and in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arm's length transactions with other persons that do not involve more than the normal risk of collectability or present other unfavorable features and after disclosure of such to the other party;

     (s) except pursuant to the HBI Options, not change the presently outstanding number of shares or effect any capitalization, reclassification, stock dividends, stock split or like change in capitalization;

     (t) not enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock warrant, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, severance, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, or plan or arrangement, or any trust agreement related thereto, in respect to any of its directors, officers, or other employees;

     (u) except as may be permitted by Section 4.9 hereof, not merge with or into, or consolidate with, or be purchased or acquired by, any other corporation, financial institution, entity, or person (or agree to any such merger, consolidation, affiliation, purchase or acquisition) or permit (or agree to permit) any other corporation, financial institution, entity or person to be merged with it or consolidate or affiliate with any other corporation, financial institution, entity or person; acquire control over any other firm, financial institution, corporation or organization or create any subsidiary; acquire, liquidate, sell or dispose (or agree to acquire, liquidate, sell or dispose) of any assets other than in the Ordinary Course of Business and consistent with prior practice; and

     (v) not change any method, practice or principle of accounting except as may be required by generally accepted accounting principles or any applicable regulation or take any action that would preclude satisfaction of the condition to closing contained in Section 5.2(e) relating to financial accounting treatment of the Merger.

     (w) not open any new branches, enter into any contracts or make any expenditures with respect to any new branches without the prior written consent of Sterling, with the exception of the branch to be located in Red Lion, Pennsylvania, the business bank branch to be located in Westminster, Maryland and the relocation of the branch in New Oxford, Pennsylvania.

SECTION 4.2 Best Efforts.

     HBI and Sterling shall each use its reasonable best efforts in good faith, and each of them shall cause its subsidiaries to use their reasonable best efforts in good faith to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article V of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, each shall:

     (a) cooperate with the other party in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement;

     (b) call a special or annual meeting of its shareholders and take, in good faith, all actions which are necessary or appropriate on its part in order to secure the approval and adoption of this Agreement by its shareholders at that meeting, including recommending the approval of such agreements by the shareholders. Unless, prior to calling such meeting, the party receives a written opinion consistent with the standard set forth in Section 4.9 of this Agreement;

     (c) after receipt of all required regulatory approvals, cooperate with the other party in making employees reasonably available for training prior to the Effective Date, to the extent that such training is deemed reasonably necessary to ensure that all offices of Hanover will be properly operated as a subsidiary of Sterling after the Merger;

     (d) make additions to loan loss reserves and make loan write-offs, write-downs and other adjustments that reasonably should be made in light of generally accepted accounting principles, directives of governmental authorities, and all regulations, rules and directives of the PDB, OCC and FDIC;

     (e)  in the case of HBI, execute and deliver the Investment Agreement;

     (f) in the case, of HBI, suspend its dividend reinvestment plan, employee stock purchase plan and the option to purchase HBI Common Stock in its 401(k) plan; and

     (g) modify the Articles of Incorporation or Bylaws or any other documents reasonably requested by the other party necessary to effectuate the transactions contemplated hereby.

SECTION 4.3   Regulatory Matters and Consents

     (a) Applications for Regulatory Approval. Sterling and HBI shall promptly prepare and file, and use their reasonable best efforts to obtain, all required applications for regulatory approval of the transactions contemplated by this Agreement. Sterling shall provide copies of all applications for regulatory approval to HBI and its counsel for comment and review at least five (5) business days in advance of the anticipated filing date.

     (b) Registration Statement. Sterling and HBI shall promptly prepare and Sterling shall file with the SEC, a registration statement under the 1933 Act (the "Registration Statement") for the purpose of registering the shares of Sterling Common Stock to be issued under the provisions of this Agreement. Each party may rely upon all information provided to it by the other party in this connection and each party shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement or in the proxy statement and prospectus (the "Proxy Statement/Prospectus") which is prepared as a part thereof, if such statement is made by it in reliance upon any information provided to by the other party or by its agents and representatives. Sterling will advise HBI, after it receives notice thereof, of the time when the Registration Statement or any Pre- or Post-Effective Amendment thereto has become effective or any supplement or amendment has been filed. Sterling shall provide a copy of the Registration Statement to HBI and its counsel for comment and review at least ten (10) business days in advance of the anticipated filing date.

     (c) State Securities Laws. Sterling, with the cooperation of HBI, shall promptly take all such actions as may be necessary or appropriate in order to comply with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement. Sterling shall provide a copy of any anticipated application or filing to HBI for comment and review at least five (5) days in advance of the anticipated filing date.

SECTION 4.4 Access to Properties and Records.

     Each party shall give to the other party and their authorized representatives (including without limitation their counsel, accountants, economic and environmental consultants and other designated representatives) reasonable access during normal business hours to all of its properties, books, contracts, documents and records as the other party may reasonably request, subject to the obligation, including the obligation of that party's authorized representatives, to maintain the confidentiality of all non-public information obtained by reason of such access.

SECTION 4.5  Subsequent Financial Statements.

     Between the date of execution of this Agreement and the Effective Date, each party shall promptly prepare and deliver to the other party, as soon as practicable, all internal monthly and quarterly financial statements, reports to shareholders and reports to regulatory authorities it has prepared, including all audit reports submitted to it by independent auditors in connection with each annual, interim or special audit of its books made by such accountants. In particular, without limiting the generality of the foregoing sentence, HBI shall deliver to Sterling, and Sterling shall deliver to HBI as soon as practicable a balance sheet as of December 31, 1999 and a related statement of income for the three (3) months then ended (which financial statements are hereinafter referred to as the "December 31, 1999 Financial Statements"). The representations and warranties set forth in Sections 3.1(f) and 3.2(f) of this Agreement shall apply to the December 31, 1999 Financial Statements

SECTION 4.6 Board and Committee Minutes.

     HBI shall provide to Sterling, within 10 days after any meeting of the Board of Directors, or any committee thereof, or any senior or executive management committee, a copy of the minutes of such meeting.

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

SECTION 4.7 Update Schedule.

     Each party shall promptly disclose to the other in writing any change, addition, deletion or other modification to the information set forth in the Annexes to this Agreement. Notwithstanding the foregoing, disclosures made subsequent to the date of this Agreement shall not relieve any party from any and all liabilities for prior statements and disclosures to the other party.

SECTION 4.8  Notice.

     Each party shall promptly notify the other party in writing of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to that party in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business operations or future prospects of the party with the burden of disclosure.

SECTION 4.9 Other Proposals.

     (a) HBI shall not solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning any acquisition or purchase of all or a substantial equity interest or portion of the assets in or of HBI or any business combination with HBI other than as contemplated by this Agreement, or authorize or permit any officer, director, agent or affiliate of it to do any of the above, provided, however, that it may respond to an unsolicited, bona fide, written offer, if the directors of HBI shall have determined in good faith, based of the written opinion of outside counsel (subject to appropriate qualifications) that failure to respond would be reasonably likely to constitute a breach of the HBI board of directors' fiduciary duty under Pennsylvania law; or fail to notify Sterling immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations are sought to be initiated with HBI;

     (b) HBI shall not authorize or permit any officer, director, employee, agent, consultant, counsel, financial advisor or other representative to, directly or indirectly, solicit, encourage, initiate or engage in discussions or negotiations with, or respond to requests for information, inquiries or other communications from any persons other than Sterling concerning the fact of, or the terms and conditions of, this Agreement, or concerning any acquisition of HBI, or any assets or business thereof (except that HBI officers may respond to inquiries from analysts, regulatory authorities and holders of HBI Common Stock in the Ordinary Course of Business); and HBI shall notify Sterling immediately if any such discussions or negotiations are sought to be initiated with HBI by any such person other than Sterling or if any such requests for information, inquiries, proposals or communications are received from any person other than Sterling. Provided, however, that HBI may respond to an unsolicited bona fide written offer if the directors of HBI shall have determined in good faith, based on the written opinion of outside counsel (subject to appropriate qualifications) that the failure to respond would be reasonably likely to constitute a breach of the HBI board of directors' fiduciary duty under applicable law.

SECTION 4.10  Dividends.

     Between the date of this Agreement and the Effective Date, HBI shall only declare and pay cash dividends as provided herein. HBI shall only pay regular quarterly cash dividends in an amount not in excess of $0.12 per share during each of the first, second and third calendar quarters of 2000. HBI dividend declaration and payment dates shall be consistent with prior practices of HBI. Provided, however, that if the Effective Date of the Merger were to entitle HBI shareholders to a quarterly cash dividend for the respective calendar quarter from HBI and subsequently from Sterling, then HBI shall not pay a dividend in said quarter.

SECTION 4.11 Core Deposits.

     HBI shall cause Hanover to use commercially reasonable efforts to maintain its deposits.

SECTION 4.12 Affiliate Letters.

     HBI shall deliver or cause to be delivered to Sterling, at or before the Closing (as defined in Section 1.1(c) of this Agreement), a letter or agreement from its officers, directors and shareholders who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of HBI or Hanover, in form and substance satisfactory to Sterling, under the terms of which each such officer, director or shareholder acknowledges and agrees to abide by all limitations imposed by the 1933 Act and by all rules, regulations and releases promulgated thereunder with respect to the sale or other disposition of the shares of Sterling Common Stock to be received by such person pursuant to this Agreement.

SECTION 4.13 No Purchases or Sales of Sterling Common Stock During Price
             Determination Period.

     Neither party nor any of its executive officers or directors nor any of its shareholders who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) shall purchase or sell or submit a bid to purchase or an offer to sell, directly or indirectly, any shares of Sterling Common Stock or any options, rights or other securities convertible into shares of Sterling Common Stock during the Price Determination Period; provided, however, that Sterling may purchase shares of Sterling Common Stock in the Ordinary Course of Business during the Price Determination Period pursuant to Sterling's employee benefit plans, stock option plans or Sterling's dividend reinvestment and stock purchase plan.

SECTION 4.14 Accounting Treatment.

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     Each party acknowledges that the other party presently intends to treat the business combination contemplated by this Agreement as a "pooling of interests" for financial reporting purposes. Neither party shall take (and shall use its best efforts not to permit any of its directors, officers, employees, shareholders, agents, consultants or other representatives to take) any action which would preclude treating such business combination as a "pooling of interests" for financial reporting purposes.

SECTION 4.15 Press Releases.

     Neither party shall issue any press release related to this Agreement or the transactions contemplated hereby or thereby as to which the other party has not given its prior written consent, which shall not be unreasonably withheld, and shall consult with the other party as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit Sterling or HBI from making any disclosure which its counsel deems reasonably necessary.

SECTION 4.16 Phase I Environmental Audit.

     Each party shall permit the other party, if it elects to do so at its own expense, a "phase I environmental audit" to be performed at any physical location owned or occupied on the date hereof by it or any of its subsidiaries.

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                                    ARTICLE V
                           CONDITIONS TO CONSUMMATION

SECTION 5.1 Common Conditions.

     The respective obligations of the parties to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

     (a) The Agreement and the transactions contemplated hereby and thereby shall have been approved by the requisite vote of the shareholders of HBI and Sterling in accordance with applicable law.

     (b) All approvals, consents or waivers required by any of the HBI Regulatory Agencies or the Sterling Regulatory Agencies with respect to this Agreement (including the Merger) and the transactions contemplated hereby and thereby including, without limitation, the approvals, notices to, consents or waivers of (i) the Board and (ii) the Pennsylvania Department of Banking (the HBI Regulatory Agencies and the Sterling Regulatory Agencies, are, collectively the "Regulatory Agencies") shall have been obtained and shall remain in full force and effect, and all applicable statutory waiting periods (including without limitation all applicable statutory waiting periods relating to the Merger) shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities or other persons that are necessary or appropriate to the consummation of the transactions contemplated by this Agreement, except those approvals, consents or waivers, if any, of which failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Sterling, HBI or Hanover (after giving effect to the transaction contemplated hereby); provided, however, that no such approval shall have imposed any condition or requirement which would: (i) require or could reasonably be expected to require (A) any divestiture by Sterling of a portion of the business of Sterling or of any subsidiary or affiliate of Sterling, or (B) any divestiture by HBI or any of its subsidiaries of a portion of its business which Sterling in its good faith judgment believes will have a significant adverse impact on HBI's business or prospects; or (ii) impose any condition upon Sterling or any of its subsidiaries or affiliates, which in Sterling's good faith judgment
          (x) would be materially burdensome to Sterling and its subsidiaries taken as whole, (y) would significantly increase the costs incurred or that would be incurred by Sterling as a result of consummating the Merger, or (z) would prevent Sterling from obtaining a material benefit contemplated to be attained as a result of the Merger.

     (c) All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

     (d) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any other transaction contemplated by this Agreement, and no litigation or

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

          proceeding shall be pending against any of the parties herein or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated hereby.

     (e) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger or any other transaction contemplated by this Agreement.

     (f) The Registration Statement shall have been filed (the date of which is referred to herein as the "Filing Date") by Sterling with the SEC under the 1933 Act, and shall have been declared effective prior to the time the Proxy Statement/ Prospectus is first mailed to the respective shareholders of Sterling and HBI, and no stop order with respect to the effectiveness of the Registration Statement shall have been issued; the Sterling Common Stock to be issued pursuant to this Agreement shall be duly registered or qualified under the securities or "blue sky" laws of all states in which such action is required for purposes of the initial issuance of such shares and the distribution thereof to the shareholders of HBI entitled to receive such shares.

     (g) An opinion of Shumaker Williams, P.C., or from Ernst & Young, LLP, shall have been received by Sterling and HBI to the effect that:

          (i)  The Merger will constitute a reorganization within the meaning of
               Section 368(a) of the Code and HBI and Sterling will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

          (ii) No gain or loss will be recognized by HBI or Sterling by reason of the Merger;

         (iii) Except for cash received in lieu of fractional shares and cash received by HBI Shareholders who exercise their dissenter's rights, no gain or loss will be recognized by the shareholders of HBI who receive solely Sterling Common Stock upon the exchange of their shares of HBI Common Stock for shares of Sterling Common Stock;

          (iv) The tax basis of the Sterling Common Stock to be received by the HBI shareholders will be, in each instance, the same as the basis of the HBI Common Stock surrendered in exchange therefor;

          (v) The holding period of the Sterling Common Stock received by a HBI shareholder receiving Sterling Common Stock will include the period during which the HBI Common Stock surrendered in exchange therefor was held;

          (vi) Cash received by a HBI shareholder in lieu of a fractional share interest of Sterling Common Stock or upon exercise of dissenter's rights will be treated as having been received as a distribution in full payment in exchange for the

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

               fractional share interest of Sterling Common Stock, or the tax basis in the shares surrendered, as the case may be, which he would otherwise be entitled to receive and will qualify as capital gain or loss; and

         (vii) Subject to any limitations imposed under Sections 381 and 382 of the Code, Sterling, as the survivor to the Merger, will carry-over and take into account all accounting items and tax attributes of HBI, including but not limited to earning and profits, methods of accounting, and tax basis and holding periods of HBI.

     In case a ruling from the IRS is sought, HBI and Sterling shall cooperate and each shall furnish to the other and to the IRS such information and representations as shall, in the opinion of counsel for Sterling and HBI, be necessary or advisable to obtain such ruling.

SECTION 5.2 Conditions to Obligations of Sterling.

     The obligations of Sterling to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

     (a) Each of the representations and warranties of HBI contained in this Agreement shall be true and correct in all material respects as of the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); HBI shall have performed each of its covenants and agreements contained in this Agreement; and Sterling shall have received certificates signed by the President or Vice President and the Secretary or Assistant Secretary of HBI, dated as of the date of the Closing, to the foregoing effect.

     (b) Ernst & Young, LLP, or such other accounting firm as is acceptable to the parties, shall have furnished to Sterling an "agreed upon procedures" letter, dated the Effective Date, in form and substance satisfactory to Sterling to the effect that, based upon a procedure performed with respect to the financial condition of HBI, Hanover and affiliates, for the period from December 31, 1999 to a specified date not more than five (5) days prior to the date of such letter, including but not limited to (a) their inspection of the minute books of HBI, Hanover and affiliates, (b) inquiries made by them of officers and other employees of HBI, Hanover and affiliates responsible for financial and accounting matters as to transaction, and events during the period, as to consistency of accounting procedures with prior periods and as to the existence and disclosure of any material contingent liabilities, and (c) of other specified procedures and inquiries performed by them, nothing has come to their attention that would indicate that (A) during the period from December 31, 1999 to a specified date not more than five (5) days prior to the date of such letter, there was any change in the capitalization of HBI or Hanover on a consolidated basis, or (B) any material adjustments would be required to the audited financial statements for the period ended December 31, 1999 in order for them to be in conformity with generally accepted accounting principles applied on a consistent basis with that of prior periods.

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

     (c) Sterling shall have received an opinion or opinions dated as of the Effective Date, from Barley, Snyder, Senft and Cohen, LLC, substantially in the form attached hereto as Exhibit "B".

     (d) There shall not have occurred any change in the financial condition, properties, assets, business or results of operation of HBI or Hanover which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on HBI or Hanover.

     (e) The Merger shall as of the date of the Closing meet the requirements for pooling-of-interests accounting treatment under generally accepted accounting principles and under the accounting rules of the SEC, and Sterling shall have received a letter from Ernst & Young, LLP in form and substance reasonably satisfactory to Sterling as to the matters specified in Section 5.2(e).

     (f) Sterling shall have received from each of the persons identified by HBI pursuant to Section 4.12 hereof an executed counterpart of an affiliate's agreement in the form contemplated by such Section.

     (g) Except as otherwise provided in this Agreement, prior to Closing, all issued and outstanding options, warrants or rights to acquire HBI Common Stock or any capital stock of Hanover ("Hanover Common Stock") shall have been canceled. No compensation or other rights will be payable or exchangeable in the Merger in respect of any such rights which remain unexercised at the Effective Time.

     (h) Holders of no more than six percent (6%) of the issued and outstanding shares of HBI Common Stock and holders of no more that five percent (5%) of the issued and outstanding shares of Sterling Common Stock shall have exercised their statutory appraisal or Dissenters' Rights.

     (i)  No environmental problem of the kind contemplated in Section 3.1(q) of
          Article III of this Agreement and not previously disclosed on Annex 3.1(q) shall have been discovered which would, or which potentially could, materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HBI or Hanover; provided, that for purposes of determining the materiality of an undisclosed environmental problem or problems, the definition of "material" shall be governed by the proviso to Section 8.1 of this Agreement. The result of any "phase I environmental audit" conducted pursuant to Section 4.16 with respect to owned or occupied bank premises shall be reasonably satisfactory to Sterling.

     (j) Sterling shall have received an updated opinion from Garland McPherson & Associates, Inc. as of a date no later than the date of the Proxy Statement/Prospectus mailed to the Sterling shareholders in connection with the Merger to the effect that the Exchange Ratio is fair to Sterling's shareholders from a financial point of view.

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

     (k) All litigation pending against HBI or Hanover which, individually or in the aggregate, would have a Material Adverse Effect on HBI's consolidated operations, business or future prospects, shall have been settled or otherwise resolved on terms satisfactory to Sterling.

SECTION 5.3 Conditions to the Obligations of HBI.

     The obligations of HBI to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

     (a) Each of the representations, warranties and covenants of Sterling contained in this Agreement shall be true and correct in all material respects on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Sterling shall have performed each of its covenants and agreements contained in this Agreement; and HBI shall have received certificates signed by the President or Vice President and Secretary or Assistant Secretary of Sterling.

     (b) HBI shall have received an opinion dated as of the Effective Date, from Shumaker Williams, P.C., counsel to Sterling, substantially in the form attached hereto as Exhibit "C".

     (c) Ernst & Young, LLP, or such other accounting firm as is acceptable to the parties, shall have furnished to HBI an "agreed upon procedures" letter, dated the Effective Date, in form and substance satisfactory to HBI to the effect that, based upon a procedure performed with respect to the financial condition of Sterling and its affiliates, for the period from December 31, 1999 to a specified date not more than five (5) days prior to the date of such letter, including but not limited to (a) their inspection of the minute books of Sterling and its affiliates, (b) inquiries made by them of officers and other employees of Sterling and its affiliates responsible for financial and accounting matters as to transaction, and events during the period, as to consistency of accounting procedures with prior periods and as to the existence and disclosure of any material contingent liabilities, and (c) of other specified procedures and inquiries performed by them, nothing has come to their attention that would indicate that (A) during the period from December 31, 1999 to a specified date not more than five (5) days prior to the date of such letter, there was any change in the capitalization of Sterling on a consolidated basis, or
          (B) any material adjustments would be required to the audited financial statements for the period ended December 31, 1999 in order for them to be in conformity with generally accepted accounting principles applied on a consistent basis with that of prior periods.

     (d) There shall not have occurred any material change in the dividend policy of Sterling nor any material change in the financial condition, properties, assets or business or results of operation of Sterling which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on Sterling.

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

     (e) The Merger shall as of the date of the Closing meet the requirements for pooling-of-interests accounting treatment under generally accepted accounting principles and under the accounting rules of the SEC, and HBI shall have received a letter from Ernst & Young, LLP, in form and substance reasonably satisfactory to HBI as to the matters specified in Section 5.3(e).

     (f) HBI shall have received an updated opinion from McConnell, Budd & Downes, Inc. as of a date no later than the date of the Proxy Statement/Prospectus mailed to the HBI shareholders in connection with the Merger to the effect that the Exchange Ratio is fair to HBI's shareholders from a financial point of view.

     (g) The shares of Sterling Common Stock to be issued in the Merger shall have been authorized to be listed for quotation on the NASDAQ National Market System.


                                   ARTICLE VI
                                   TERMINATION

SECTION 6.1  Termination.

     This Agreement may be terminated, and the Merger abandoned, prior to the Effective Date, either before or after its approval by the shareholders of Sterling and HBI:

     (a) by the mutual, written consent of HBI and Sterling if the board of directors of each so determines by a vote of a majority of the members of the entire Board;

     (b) by HBI if (i) by written notice to Sterling that there has been a material breach by Sterling of any representation, warranty, covenant or agreement contained herein and such breach is not cured or not curable within thirty (30) days after written notice of such breach is given to Sterling by HBI or (ii) by written notice to Sterling that any condition precedent to HBI's obligations as set forth in Article V of this Agreement has not been met or waived by HBI at such time as such condition can no longer be satisfied through no fault of HBI or Hanover, on September 30, 2000.

     (c) by Sterling by written notice to HBI, in the event (i) of a material breach by HBI or Hanover of any representation, warranty, covenant or agreement contained herein and such breach is not cured or not curable within thirty (30) days after written notice of such breach is given to HBI by Sterling or (ii) any condition precedent to Sterling's obligations as set forth in Article V of this Agreement has not been met or waived by Sterling at such time as such condition can no longer be satisfied, through no fault of Sterling, on September 30, 2000.

     (d) by Sterling or HBI by written notice to the other, in the event that the Merger is not consummated by September 30, 2000, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this

          Agreement by the party seeking to terminate, provided, however, that such date may be extended by the written agreement of the parties hereto.

     (e) by HBI, whether before or after approval of the Merger by the HBI shareholders, by giving written notice to Sterling within one (1) business day following a determination that the conditions described in subsection (c) of Schedule 2.1 have been met.

     (f) by Sterling, whether before or after approval of the Merger by the Sterling shareholders, by giving written notice to HBI within one (1) business day following a determination that the conditions described in subsection (d) of Schedule 2.1 have been met.

     (g)  by HBI, pursuant to Section 2.3(e) of this Agreement.

SECTION 6.2 Effect of Termination.

     In the event of the termination of this Agreement as provided above, this Agreement shall thereafter become void and have no effect, except that the provisions of Section 3.1(p) (Fees), Sections 4.4 (relating to confidentiality and return of documents), Section 4.15 (Press Releases and Publicity) and Sections 6.3 and 8.10 (Expenses) of this Agreement shall survive any such termination and abandonment.

SECTION 6.3  Expenses.

     Any termination of this Agreement pursuant to Sections 6.1(a), (d), (e),
(f) or (g) hereof shall be without cost, expense or liability on the part of any party to the other. Any termination of this Agreement pursuant to Section 6.1(b) or 6.1(c) hereof shall also be without cost, liability or expense on the part of any party to the other, unless the breach of a representation or warranty or covenant is caused by the willful conduct or gross negligence of a party or the circumstances of, in which event said party shall be liable to the other party for all out-of pocket costs and expenses, including without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by such other party in connection with their entering into this Agreement and their carrying out of any and all acts contemplated hereunder ("Expenses").

                                   ARTICLE VII
                             POST MERGER AGREEMENTS

SECTION 7.1   Employees and Benefits.

     (a) Except as otherwise provided in this Agreement, Sterling and Hanover shall use their best efforts (but shall be under no obligation) to employ, as officers and employees of Hanover immediately following the Effective Date, any persons who are officers and employees of Hanover immediately before the Effective Date (the "Continuing Employees"), provided that such employment shall be on an "at will" basis. It shall be a condition to employment by Sterling or Hanover that any Continuing Employee agree to cancel any existing employment contract, agreement or understanding between himself or herself and HBI or Hanover, including without limitation all benefits related to severance arrangements upon a change of control or otherwise, prior to accepting such new employment and without accepting any of the severance benefits or other benefits or payments associated with such contract, agreement or understanding.

     (b) After the Effective Date, all benefits of each of the Continuing Employees will be maintained at a level at least equal to the benefits enjoyed by the employee of Hanover prior to the Effective Date, with such changes to compensation and benefits in the future as may be appropriate, as determined by Sterling's and Hanover's Board of Directors.

     (c) After the Effective Date, Continuing Employees shall be eligible to apply for any positions available at Sterling, or any of its subsidiaries.

     (d) As provided herein, Sterling will permit, after the Merger, severance payments to employees of HBI and Hanover (other than employees whose severance benefits are provided for in written employment agreements) whose employment is terminated (other than for cause) on or after the Effective Date, and before the expiration of six (6) months following the Effective Date and who sign a release of any and all claims the employee may have against HBI, Hanover, Sterling or a Sterling affiliate. Sterling, HBI and Hanover shall consult and mutually agree upon the individual amounts to be received by former HBI or Hanover employees who are eligible for severance payments.

SECTION 7.2   Officers.

     Hanover's senior executive officers who are employed in good standing and actively at work as of the Effective Date (the "Continuing Officers") shall be employed and retained in their current management positions with compensation initially at least equal to their current levels of compensation, with such changes to employment status, compensation and benefits in the future as may be appropriate, as determined by Sterling's and Hanover's Board of Directors. Notwithstanding the foregoing, Sterling shall retain the right to terminate any of the Continuing Officers at any time following the Effective Date for "Good Reason", as that term shall be reasonably defined by Sterling.

SECTION 7.3  Hanover Board of Directors.

     Immediately following the Effective Date, the Board of Directors of Hanover shall consist of the members of the board immediately preceding the Effective Time, with the addition of Mr. John E. Stefan. Non-employee director's compensation for services as a member of the Hanover board of directors for service in all capacities shall remain the same as on the date of this Agreement for a period of three (3) years after the Effective Date, subject thereafter to change based on the ongoing needs of Sterling and Hanover. Each person serving on the board of directors of Hanover

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

immediately following the Effective Date shall, absent a breach of such director's fiduciary duty to Hanover, be nominated and recommended by the board of directors of Sterling to serve three (3) successive one year terms, and to serve until such time as his successor has been duly elected, qualified or appointed.

SECTION 7.4  Board Appointments and Sterling Management Committee.

     (a) Immediately following the Effective Date, subject to any necessary regulatory approval or notice, three (3) persons who are mutually agreed upon by Sterling and HBI and who previously served as directors of HBI shall be appointed to the board of directors of Sterling, one person to serve in the Class of Director to be elected at the year 2001 Sterling Annual Meeting of Shareholders, one person to serve in the Class of Director to be elected at the year 2002 Sterling Annual Meeting of Shareholders, and one person to serve in the Class of Director to be elected at the year 2003 Sterling Annual Meeting of Shareholders , so long as each such person qualifies for service as a director in accordance with the bylaws of Sterling. Upon the expiration of the initial term of the person appointed to the board of directors of Sterling to serve in the Class of Director to be elected at the year 2001 Sterling Annual Meeting of Shareholders, and consistent with the board members' fiduciary duties and law, the board of directors of Sterling shall nominate and recommend to the shareholders of Sterling, at the year 2001 Sterling Annual Meeting of Shareholders, the election of said person to the board of directors of Sterling for an additional three (3) year term, to serve until such time as his successor has been duly elected, qualified, or appointed. Each person so appointed shall serve until such time as his successor has been duly elected, qualified, or appointed.

     (b) Immediately after the Effective Date, subject to any necessary regulatory approval or notice, a person selected by HBI and agreed upon by Sterling shall be appointed to the board of directors of Bank of Lancaster County.

     (c) Immediately following the Effective Date, Sterling's Board of Directors shall elect or appoint (i) J. Bradley Scovill as President and Chief Executive Officer of Hanover and an Executive Vice President of Sterling, and (ii) Chad M. Clabaugh as Executive Vice President of Hanover and a Vice President of Sterling.

     (d)  Immediately following the Effective Date, Sterling agrees to appoint
          J. Bradley Scovill and Chad M. Clabaugh as members of the Sterling Management Committee to be established by the Board of Directors of Sterling.

SECTION 7.5 Indemnification and Director and Officer Liability Insurance.

     (a) For six (6) years after the Effective Date (except as described below), Sterling shall indemnify, defend and hold harmless the present and former directors, and executive officers of HBI (each, an "Indemnified Party") against all costs or expenses(including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out

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

          of actions or omissions occurring at or prior to the Effective Date (and also advance expenses incurred to the fullest extent permitted by applicable law), with the exception of (i) actions or omissions occurring in connection with the transactions contemplated by this Agreement and the Investment Agreement, whether asserted or claimed prior to, at or after the Effective Date, and (ii) liability for fraud, deception or intentional misrepresentation.; provided, however, that Sterling shall not have an obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall become final and non-appealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

     (b) For a period of six (6) years following the Effective Date, Sterling shall pay the premiums for a Director and Officer Liability Insurance Tail Policy for the Directors and Officers of HBI as of the Effective Date and for all former directors and officers of HBI, if so permitted by the insurance carrier and within the financial limitations of this
          Section 7.5(b), with conditions and terms substantially comparable to the Director and Officer Liability Policy of HBI as of the date of this Agreement, so long as such policy can be obtained at a cost not in excess of 150% of the rate for such Director and Officer Liability Insurance Tail Policy in effect as of the date of this Agreement. In the event Sterling is unable to obtain such a Director and Officer Liability Insurance Tail Policy at a cost not in excess of 150% of such rate, Sterling shall obtain a Director and Officer Liability Insurance Tail Policy with the maximum coverage reasonably available for a cost that is equal to 150% of such rate.

SECTION 7.6 Certain Matters.

     (a) Sterling shall continue the separate corporate existence of Hanover as an operating subsidiary for a period not less than three (3) years following the Effective Date, with the corporate name "Bank of Hanover and Trust Company", and until such time as the Sterling and Hanover Board of Directors determine otherwise. Sterling shall use its best efforts to maintain the level of customer service and community support as has been the custom of HBI.

     (b) Notwithstanding anything herein to the contrary, the Board of Directors of Hanover, consistent with the board members' fiduciary duties and law, may by majority vote, modify or waive any of all of the provisions of Sections 7.3 or 7.6.

                                  ARTICLE VIII
                                  OTHER MATTERS

SECTION 8.1  Certain Definitions; Interpretation.

     As used in this Agreement, the following terms shall have the meanings indicated:

          "Material" means material to the party in question (as the case may be) and its respective subsidiaries, taken as a whole.

          "Material Adverse Effect," with respect to a person, means any condition, event, change or occurrence that has or results in an effect which is material and adverse to (A) the financial condition, properties, assets, business or results of operations of such person and its subsidiaries, taken as a whole, or (B) the ability of such person to perform its obligations under, and to consummate the transactions contemplated by, this Agreement.

          "Person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

          "Subsidiary," with respect to a person, means any other person controlled by such person.

     When a reference is made in this Agreement to Exhibits, Sections, Annexes or Schedules, such reference shall be to a Section of, or Annex or Schedule to, this Agreement unless otherwise indicated. The table of contents, tie sheet and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation". Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

SECTION 8.2  Survival.

     Except as otherwise provided in this Agreement, the representations, warranties and agreements of the parties set forth in this Agreement shall not survive the Effective Time, and shall be terminated and extinguished at the Effective Time, and from and after the Effective Time none of the parties hereto shall have any liability to the other on account of any breach or failure of any of those representations, warranties and agreement; provided, however, that the foregoing clause shall not apply to agreements of the parties which by their terms are intended to be performed either in whole or in part after the Effective Time.

SECTION 8.3 Parties in Interest.

     This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and, other than the right to receive the consideration payable in the Merger pursuant to Article II hereof, is not intended to and shall not confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 8.4 Captions.

     The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

SECTION 8.5  Severability.

     If any provision of this Agreement or the application thereof to any party or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 8.6 Access; Confidentiality.

     The parties hereby agree to conduct the investigations and discussions contemplated by Section 4.4 of this Agreement in a manner so as to not interfere unreasonably with normal operations and customer and employee relationships. If the transactions contemplated by this Agreement are not consummated, the parties hereby agree to destroy or return all documents and records obtained from the other or their respective representatives during the course of any investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party which has obtained such information or any of its respective representatives or agents and except to the extent disclosure of any such information is legally required. Each party hereby agrees to give the other party prompt notice of any contemplated disclosure where such disclosure is so legally required.

SECTION 8.7 Waiver and Amendment.

     Prior to the Effective Time, any provision of this Agreement may be: (i) waived by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective boards of directors, except that no amendment or waiver may be made that would change the form or the amount of the merger consideration or otherwise have the effect of prejudicing the Sterling or HBI shareholders' interest in the merger consideration following the Sterling or HBI Shareholders' Meeting.

SECTION 8.8  Counterparts.

     This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

SECTION 8.9 Governing Law.

     This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, or, to the extent it may control, federal law, without reference to the choice of law principles thereof.

SECTION 8.10  Expenses.

     Except as otherwise provided in this Agreement, and subject to the provisions of Section 6.3 hereof, each party hereto will bear all Expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that all filing and other fees (other than federal and state income taxes) required to be paid to any governmental agency or authority in connection with the consummation of the transactions contemplated hereby shall be paid by Sterling.

SECTION 8.11   Change of Control Fee.

     (a) In the event that a Change of Control of HBI is effected, or HBI or Hanover enters into an agreement to effect a Change of Control, within sixty (60) days of the termination of this Agreement in accordance with the terms hereof (and provided that such period shall be extended to November 30, 2000, if such termination results from a breach by HBI of its obligations hereunder), and so long as Sterling shall not have breached its obligations hereunder, then HBI shall promptly, but in no event later than two (2) business days after the Change of Control or entering into an agreement to effect a Change in Control, pay Sterling a fee of $500,000 in addition to paying Sterling's Expenses hereunder, which total amount shall be payable by wire transfer of same day funds. If HBI fails to promptly pay the amount due pursuant to this
          Section 8.11 and, in order to obtain such payment, Sterling commences a suit which results in a judgment against HBI for all or a substantial portion of the fee set forth in this Section 8.11, HBI shall pay to Sterling all costs and expenses (including reasonable attorneys' fees) incurred by Sterling in connection with such suit. This Section 8.11 shall survive any termination of this Agreement.

     (b)  As used in this Section 8.11 and subsection (d) of Schedule 2.1 and
          Section 2.3(e) of this Agreement, "Change of Control" shall mean the occurrence of any of the following:

     (i) (A) a merger, consolidation or division involving HBI, Hanover or Sterling, as the case may be, (B) a sale, exchange, transfer or other disposition of substantially all of the assets of HBI, Hanover or Sterling, as the case may be, or (C) a purchase by HBI or Hanover of substantially all of the assets of another entity, unless (y) the shareholders of HBI or Sterling, as the case may be, are to hold shares of the legal entity resulting from or existing after the transaction to be outstanding immediately after such transaction entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors; or

     (ii) any other change of control of HBI, Hanover or Sterling, as the case may be, similar in effect to any of the foregoing.

SECTION 8.12  Notices.

     All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

         If to Sterling, to:

                  Sterling Financial Corporation
                  North Pointe Banking Center
                  101 North Pointe Boulevard
                  Lancaster, PA 17601
                  Attention: Mr. John E. Stefan
                             President and Chief Executive Officer

         With copies to:

                  Shumaker Williams, P.C.
                  3425 Simpson Ferry Road
                  Camp Hill, PA 17011
                  Attention: Nicholas Bybel, Jr., Esquire

         If to HBI, to:

                  Hanover Bancorp, Inc.
                  25 Carlisle Street
                  P.O. Box 513
                  Hanover, PA 17331-2404
                  Attention: J.  Bradley Scovill
                             Chief Executive Officer

         With copies to:

                  Barley, Snyder, Senft & Cohen, LLC
                  126 East King Street
                  Lancaster, PA 17602
                  Attention:  Paul G. Mattaini, Esquire

SECTION 8.13  Entire Agreement: Etc.

     This Agreement, together with such other agreements as are executed by the parties in connection herewith, on the date hereof, represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersede any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement, together with such other agreements as are executed by the parties in connection herewith, on the date hereof, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except as expressly provided.

     IN WITNESS WHEREOF, the parties hereto have caused this to be executed by their duly authorized officers as of the day and year first above written.




                                       STERLING FINANCIAL CORPORATION




/s/ Ronald L. Bowman                   /s/ John E.  Stefan
-------------------------------        ------------------------------------
    Ronald L. Bowman, Secretary        By: John E.  Stefan
                                       Title: President and Chief Executive
                                              Officer



                                       HANOVER BANCORP, INC.



/s/ Thomas J. Paholsky                 /s/ Terrence L. Hormel
-------------------------------        ------------------------------------
    Thomas J. Paholsky, Secretary      By: Terrence L. Hormel
                                       Title: Chairman of Board


                                       /s/ J.  Bradley Scovill
                                       ------------------------------------
                                       By: J. Bradley Scovill
                                       Title: President and Chief Executive
                                              Officer

                                  SCHEDULE 2.1


                               Exchange Provisions


     (a) Each of the outstanding shares of HBI Common Stock shall be exchanged for 0.93 shares of Sterling Common Stock and the Exchange Ratio shall be 0.93. Subject to the provisions of Section 2.1(b), the aggregate number of shares of Sterling Common Stock to be issued under this Agreement shall not exceed 3,735,675 shares (assuming the exercise of all of the HBI Options prior to the Effective Date).

     (b) The Closing Market Price of Sterling Common Stock shall be the arithmetic average of the per share mean of the closing bid price and the closing asked price for Sterling Common Stock for each of the twenty (20) trading days immediately preceding the date which is five (5) business days before the Effective Date, as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ/NMS), the foregoing twenty (20) trading days being hereinafter sometimes referred to as the "Price Determination Period". (For example, if June 30, 2000 were to be the Effective Date, then the Price Determination Period would be May 25, 26, 30, 31, June 1, 2, 5, 6, 7, 8, 9, 12, 13, 14, 15, 16, 19, 20, 21 and
22.) In the event that NASDAQ/NMS shall fail to report a closing bid price and closing asked price, respectively, for Sterling Common Stock for any trading day during the Price Determination Period, then the per share mean price for that day shall be equal to the average of the closing bid prices and the closing asked prices as quoted: (i) by two market makers in Sterling Common Stock listed in Sterling's 1999 Third Quarter Report to Shareholders; or (ii) in the event that neither of these firms is then making a market in Sterling Common Stock, by two brokerage firms then making a market in Sterling Common Stock to be selected by Sterling and approved by the Board of Directors of HBI which approval shall not be unreasonably withheld.

     (c) HBI shall have the right to terminate the Agreement in accordance with
Section 6.1(e) if: (i) both (A) the Closing Market Price is less than $21.67 (80% of the Starting Price) and (B) the Sterling Ratio is less than the Index Ratio by more than 5%; or (ii) the Closing Market Price is less than $18.96 (70% of the Starting Price).

     (d) Sterling shall have the right to terminate the Agreement in accordance with Section 6.1(f) if: (i) both (A) the Closing Market Price is greater than $32.50 (120% of the Starting Price and (B) the Sterling Ratio is greater than the Index Ratio by more than 5%; or (ii) the Closing Market Price is greater than $35.22 (130% of the Starting Price); provided, however, that Sterling shall not have the right the terminate this Agreement under Section 6.1(f) if a Change of Control (as such term is defined in Section 8.11 of the Agreement) of Sterling occurs or is announced prior to the Effective Date.

     (e) For purposes of this Schedule 2.1, the following terms shall have the meanings indicated:

     "Average Nasdaq Bank Index Value For The Price Determination Period" means the average of the Nasdaq Bank Index Value as quoted by Nasdaq for the Price Determination Period.

     "Starting Price" shall mean the mean between the closing bid and the closing asked price per share of Sterling Common on January 24, 2000, as reported by the Nasdaq Stock Market reporting system (as reported on the Nasdaq Stock Market Internet Web Site (www.nasdaq.com)). For January 24, 2000, the closing bid price was reported to be $26.625 and the closing asked price was reported to be $27.5625, for a starting price calculated to be $27.09375, rounded to $27.09.

     "Sterling Ratio" shall mean the quotient (multiplied by 100 to express such quotient as a percentage) obtained by dividing the Closing Market Price by the Starting Price ($27.09).

     "Index Ratio" shall mean the quotient (multiplied by 100 to express such quotient as a percentage) obtained by dividing the Average Nasdaq Bank Index Value For the Price Determination Period by the Nasdaq Bank Index Value on the Starting Date (1,516.67).


     The Starting Price and the Closing Market Price shall be appropriately adjusted for an event described in Section 2.1(b) herein.